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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
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Noble Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOBLE ENERGY, INC.
100 Glenborough Drive
Suite 100
Houston, Texas 77067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 24, 2007

To the Stockholders of
Noble Energy, Inc.:

The annual meeting of stockholders of NOBLE ENERGY, INC., a Delaware corporation (“Company”), will be held on Tuesday, April 24, 2007, at 9:30 a.m., Central Time, at the Company’s offices at 100 Glenborough Drive, Suite 100, Houston, Texas 77067, for the following purposes:

1.	To elect the members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders;

2.	To ratify the appointment of the independent auditor by the Company’s Audit Committee;

3.	To approve an amendment to the Company’s 1992 Stock Option and Restricted Stock Plan to increase the number of shares of common stock authorized for issuance under the plan from 18,500,000 to 22,000,000;

4.	To consider a stockholder proposal, if properly presented at the annual meeting; and

5.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 13, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of the stockholders will be available for examination at the offices of the Company in Houston, Texas during ordinary business hours for a period of 10 days prior to the meeting.

A record of the Company’s activities during 2006 and its financial statements for the fiscal year ended December 31, 2006 are contained in the Company’s 2006 Annual Report on Form 10-K. The Annual Report does not form any part of the material for solicitation of proxies.

All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy card and to return it promptly in the postage-paid return envelope provided, or, alternatively, to vote their proxy by telephone or the internet according to the instructions on the proxy card. If a stockholder who has returned a proxy attends the meeting in person, the stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors of
Noble Energy, Inc.

Arnold J. Johnson
Vice President, General Counsel and Secretary

Houston, Texas
March 22, 2007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INTRODUCTION
CORPORATE GOVERNANCE
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL I ELECTION OF DIRECTORS
INFORMATION CONCERNING THE BOARD OF DIRECTORS
PROPOSAL II RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
PROPOSAL III APPROVAL OF AMENDMENT TO 1992 STOCK OPTION AND RESTRICTED STOCK PLAN
PROPOSAL IV STOCKHOLDER PROPOSAL ON INDEPENDENT BOARD CHAIRMAN
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION, BENEFITS AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
MATTERS RELATING TO THE INDEPENDENT AUDITOR
STOCKHOLDER PROPOSALS AND OTHER MATTERS

NOBLE ENERGY, INC.
100 Glenborough Drive
Suite 100
Houston, Texas 77067

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held On April 24, 2007

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors (“Board of Directors” or “Board”) of Noble Energy, Inc., a Delaware corporation (“Company”), for use at the annual meeting of stockholders of the Company to be held at 9:30 a.m. Central Time on Tuesday, April 24, 2007, at our offices at 100 Glenborough Drive, Suite 100, Houston, Texas 77067, and at any adjournment or postponement thereof. The approximate date on which this proxy statement and the accompanying proxy will first be mailed to our stockholders is March 22, 2007.

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no directions are given, the shares will be voted in accordance with the recommendations of our Board unless otherwise indicated. Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating the revocation in writing to Arnold J. Johnson, Secretary, Noble Energy, Inc., 100 Glenborough Drive, Suite 100, Houston, Texas 77067, or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy will be effective until the notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.

In order for an item of business proposed by a stockholder to be considered properly brought before the annual meeting of stockholders as an agenda item or to be eligible for inclusion in our proxy statement, our By-laws require that the stockholder give written notice to our Secretary. The notice must specify certain information concerning the stockholder and the item of business proposed to be brought before the meeting. The notice must be received by our Secretary no later than 120 calendar days before the first anniversary of the release date of the previous year’s annual meeting proxy statement; provided, however, that in the event that (1) no annual meeting was held in the previous year or (2) the date of the annual meeting has changed by more than 30 days from the date of the previous year’s meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made for such notice to be timely. Accordingly, proper notice of a stockholder proposal for the 2008 annual meeting must be received by us no later than November 23, 2007.

Voting Procedures and Tabulation

Holders of record of our common stock may vote using one of the following three methods:

By Mail:  Stockholders of record may vote by signing, dating and returning the proxy card in the accompanying postage-paid envelope.

By Telephone:  Stockholders of record may call the toll-free number on the accompanying proxy card to vote by telephone, in accordance with the instructions set forth on the proxy card and through voice prompts received during the call.

By Internet:  By accessing the voting website listed on the accompanying proxy card, stockholders of record may vote through the internet in accordance with the instructions included on the proxy card and on the voting website. Stockholders electing to vote through the internet may incur telephone and internet access charges.

Proxies submitted by telephone or the internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the internet should not return their proxy cards by mail.

Stockholders whose shares of our common stock are held in the name of a bank, broker or other holder of record (that is, “street name”) will receive separate instructions from such holder of record regarding the voting of proxies.

We will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

The inspectors will tabulate the number of votes cast for, or withheld from, each matter submitted at the meeting for a stockholder vote. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in street name have the discretionary authority to vote on certain “routine” items when they have not received instructions from beneficial owners. For purposes of our 2007 annual meeting, routine items include the election of directors and the ratification of the appointment of the independent auditor. In instances where brokers are prohibited from exercising discretionary authority and no instructions are received from beneficial owners with respect to such item (so-called “broker non-votes”), the shares they hold will not be considered part of the voting power present and, therefore, will have no effect on the vote. For purposes of our 2007 annual meeting, brokers will be prohibited from exercising discretionary authority with respect to the proposal to approve the amendment to our 1992 Stock Option and Restricted Stock Plan (“1992 Plan”) and the stockholder proposal requiring the separation of the positions of Chairman of the Board and Chief Executive Officer.

CORPORATE GOVERNANCE

We are committed to integrity, reliability and transparency in our disclosures to the public. To this end, we adhere to corporate governance practices designed to ensure that our business is conducted in the best interest of our stockholders and in compliance with our legal and regulatory obligations, including the listing standards of the NYSE and the rules and regulations of the Securities and Exchange Commission (“SEC”). We monitor developments in the area of corporate governance.

Director Independence

The standards applied by our Board in affirmatively determining whether a director is “independent” in compliance with the listing standards of the NYSE generally provide that a director is not independent if:

1. the director is, or has been within the last three years, an employee of the Company, or an immediate family member (defined as including a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons-and daughters-in-law, brothers- and sisters-in-law, and anyone, other than domestic employees, who shares such person’s home) is, or has been within the last three years, an executive officer, of the Company;

2. the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3. (a) the director or an immediate family member is a current partner of a firm that is our internal or external auditor; (b) the director is a current employee of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time;

4. the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

5. the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition to these objective standards, our Board has adopted a general standard, also in compliance with the NYSE listing standards, to the effect that no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company that could interfere with the director’s ability to exercise independent judgment. Our Board exercises appropriate discretion in identifying and evaluating the materiality of any relationships directors may have with us or with parties that conduct business with us.

On March 3, 2007, our Board reviewed our directors’ relationships with the Company (and those of their immediate family members), including information related to transactions, relationships or arrangements between the Company and our directors or parties related to our directors. The following is a description of categories or types of transactions, relationships or arrangements considered by our Board (in addition to the matters described under the “Certain Transactions” section of this proxy statement) in making its determination that these directors are independent:

•	Jeffrey L. Berenson is a director and member of the compensation committee of Epoch Holdings Corporation, a holding company that provides investment management and advisory services. Mr. Berenson is a former director of Patina Oil & Gas Corporation, which we acquired by merger in May 2005.

•	Michael A. Cawley is President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc. (“Foundation”), which we paid $128,216 for the use of its aircraft during 2006. During that same period, the Foundation paid $45,309 to us for the use of our aircraft. Mr. Cawley received payments totaling approximately $14,500 in 2006 attributable to his interests in certain oil and gas royalties that he purchased from the Company in the 1990s. Mr. Cawley is also a director of Noble Corporation, a publicly traded drilling company.

•	Edward F. Cox received payments in 2006 totaling $177,051 attributable to his interests in certain oil and gas royalties and interests in two general partnerships that hold royalties and are managed by the Company. Mr. Cox purchased these interests from the Company in the 1980s and 1990s.

•	Kirby L. Hedrick is a director and member of the compensation committee of Pengrowth Energy Trust, a closed-end investment trust that engages in the acquisition, ownership, and management of working interests and royalty interests in oil and natural gas properties and processing facilities in Canada. Mr. Hedrick is also a member of the Wyoming Environmental Quality Council.

•	Bruce A. Smith is the Chairman and Chief Executive Officer of Tesoro Corporation (“Tesoro”), a publicly traded petroleum refiner and marketer.

•	William T. Van Kleef is a director of Oil States International, Inc., a publicly traded company that provides specialty products and services to oil and gas drilling and production companies worldwide. Mr. Van Kleef retired as Chief Operating Officer of Tesoro in 2005.

After reviewing these transactions, relationships and arrangements, and after applying the NYSE independence standards described above, our Board affirmatively determined that no material relationship existed that would interfere with the ability of Messrs. Berenson, Cawley, Cox, Hedrick, Smith or Van Kleef to exercise independent judgment and that each is independent for Board membership purposes. Our Board also determined that all members of our Audit Committee, Corporate Governance and Nominating Committee and Compensation,

Benefits and Stock Option Committee are independent under the NYSE independence standards and applicable SEC rules.

Lead Independent Director and Executive Sessions

•	We have an empowered Lead Independent Director, currently Michael A. Cawley, who is elected annually by the independent directors. The Lead Independent Director’s responsibilities and authority generally include approving the scheduling of regular and, where feasible, special meetings of the Board to assure that there is sufficient time for discussion of all agenda items; consulting with the Chairman to establish the agenda for each Board meeting; discussing with the Chairman and approving the scope of materials to be delivered to the directors in advance of Board meetings; presiding at all executive sessions of the independent or non-management directors and all other Board meetings at which the Chairman is not present: serving as a liaison between the Chairman and the independent or non-management directors; coordinating the activities of such directors; coordinating the agenda for and moderating sessions of the Board’s independent directors and other non-management directors; facilitating communications among the other members of the Board; and consulting with the chairs of the Board committees and soliciting their participation to avoid diluting their authority or responsibilities. Our Lead Independent Director’s responsibilities and authority are more specifically described in our Corporate Governance Guidelines.

•	Our non-management directors hold executive sessions without management at regularly scheduled meetings of our Board. These sessions take place outside the presence of our Chief Executive Officer or any of our other employees. The Lead Independent Director presides at these executive sessions, which allow the non-management directors the opportunity to separately consider management performance and broader matters of strategic significance to us. During 2006, our non-management directors met five times in executive sessions of the Board.

Audit Committee

•	All members of our Audit Committee have been determined to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. See “Director Independence” above.

•	Our Board has determined that all members of our Audit Committee are financially literate. Further, our Board has determined that Bruce A. Smith and William T. Van Kleef each possesses accounting or related financial management expertise within the meaning of the listing standards of the NYSE, and is an “audit committee financial expert” within the meaning of applicable SEC rules.

•	Our Audit Committee operates under a charter adopted by our Board that governs its duties and conduct. A copy of the charter is attached to this proxy statement as Appendix A and can also be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Corporate Secretary or by calling (281) 872-3100.

•	KPMG LLP, our independent auditor, reports directly to our Audit Committee.

•	Our Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and our independent auditor prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, the integrity of our financial controls and reporting.

•	Our Audit Committee has adopted a Policy on Reporting Concerns and Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting matters.

Compensation, Benefits and Stock Option Committee

•	All members of our Compensation, Benefits and Stock Option Committee (“Compensation Committee”) have been determined to meet the NYSE standards for independence. See “Director Independence” above. Further, each member of our Compensation Committee is a “Non-Employee Director” as defined in

Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	Our Compensation Committee operates under a charter adopted by our Board that governs its duties and conduct. A copy of the charter is attached to this proxy statement as Appendix B and can also be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Corporate Secretary or by calling (281) 872-3100.

Corporate Governance and Nominating Committee

•	All members of our Corporate Governance and Nominating Committee (“Governance Committee”) have been determined to meet the NYSE standards for independence. See “Director Independence” above.

•	Our Governance Committee operates under a charter adopted by our Board that governs its duties and conduct. A copy of the charter is attached to this proxy statement as Appendix C and can also be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Corporate Secretary or by calling (281) 872-3100.

•	Our Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by our management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should follow the procedures described in this proxy statement under the caption “Evaluation of Director Nominees.”

Corporate Governance Guidelines

•	We have adopted a set of Corporate Governance Guidelines, including standards for director qualification and director responsibilities. The guidelines can be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Corporate Secretary or by calling (281) 872-3100.

Codes of Business Conduct and Ethics

•	We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees and sets out our policy regarding laws and business conduct, contains other policies relevant to business conduct and sets out a process for reporting violations thereof. A copy of this code can be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Corporate Secretary or by calling (281) 872-3100. Amendments to this code will be promptly posted on our website.

•	We have also adopted a Code of Ethics for Chief Executive and Senior Financial Officers, violations of which may be reported to our Audit Committee. A copy of this code can be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Corporate Secretary or by calling (281) 872-3100. Amendments to this code will also be promptly posted on our website.

Personal Loans to Executive Officers and Directors

We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to, or for the benefit of, our directors and executive officers.

Directors Attendance at Annual Meetings of Stockholders

All of our directors are expected to attend each annual meeting of our stockholders. A director who is unable to attend the annual meeting, which it is understood will occur on occasion, is expected to notify the Chairman of the

Board in advance of such meeting. Attendance at our annual meeting will be considered by our Governance Committee in assessing each director’s performance. Last year, all directors attended our annual meeting of stockholders.

Communication with the Board of Directors

Stockholders and other interested parties may contact any member of our Board, any Board committee or any chair of any such committee by mail, electronically or by calling our independent, toll-free compliance line. To communicate by mail with our Board, any individual director or any group or committee of directors, correspondence should be addressed to our Board or any individual director or group or committee of directors by either name or title. All correspondence should be sent to Noble Energy, Inc., Attention: Corporate Secretary, at 100 Glenborough, Suite 100, Houston, Texas 77067. To communicate with any of our directors electronically, stockholders should go to our website at www.nobleenergyinc.com. Under the headings “Corporate Governance/Corporate Governance Guidelines,” you will find a link under Exhibit 3 (“Shareholder Communications with Directors”) that may be used for writing an electronic message to our Board, any individual director, or any group or committee of directors. In addition, stockholders may call our independent, toll-free compliance line listed on our website under the heading “Corporate Governance/Audit Committee Complaints Policy.”

All stockholder communications properly received will be reviewed by the office of our General Counsel to determine whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the appropriate director or directors.

VOTING SECURITIES

Only holders of record of our common stock, par value $3.33 1/3 per share, at the close of business on March 13, 2007, the record date for our annual meeting, are entitled to notice of, and to vote at, the meeting. A majority of the shares of common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes on filed proxies and ballots are counted as present for establishing a quorum. On the record date for our annual meeting, there were issued and outstanding 170,677,575 shares of common stock. Each share of common stock is entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tabulation sets forth, as of March 1, 2007, information with respect to the only persons who were known to us to be beneficial owners of more than five percent of the outstanding shares of our common stock, based on statements filed with the SEC pursuant to Section 13(g) or 13(d) of the Securities Exchange Act of 1934.

	Number of Shares
	of Common Stock		Percent
Name and Address of Beneficial Owner	Beneficially Owned		of Class

NWQ Investment Management Company, LLC	24,177,675	(1)	14.1%
2049 Century Park East, 16th Floor Los Angeles, CA 90067

AXA Financial, Inc.	22,983,957	(2)	13.4%
1290 Avenue of the Americas New York, NY 10104

Wellington Management Company, LLP	11,056,845	(3)	6.5%
75 State Street Boston, MA 02109

FMR Corp.	9,370,189	(4)	5.5%
82 Devonshire Street Boston, MA 02109

(1)	Includes shares of common stock beneficially owned by clients of NWQ Investment Management Company, LLC, which clients may include investment companies registered under the Investment Company Act of 1940, as amended, and/or employee benefit plans, pension funds, charitable funds, and other institutional and high net worth clients. NWQ has sole voting power with respect to 21,161,841 shares of common stock and sole dispositive power with respect to 24,177,675 shares of common stock.

(2)	Included in the shares of common stock that are beneficially owned by AXA Financial, Inc. are (a) 22,862,972 shares beneficially owned by AllianceBernstein L.P., acquired solely for investment purposes on behalf of client discretionary investment advisory accounts, (b) 59,141 shares acquired solely for investment purposes by AXA Rosenberg Investment Management LLC and (c) 34,532 shares acquired solely for investment purposes by AXA Investment Managers Paris (France). AXA Financial, Inc. has sole voting power with respect to 17,411,444 shares of common stock, shared voting power with respect to 504,952 shares of common stock, sole dispositive power with respect to 22,890,124 shares of common stock and shared voting power with respect to 60 shares of common stock.

(3)	Wellington Management Company LLP, in its capacity as investment adviser, may be deemed to beneficially own 11,056,845 shares of common stock, which are held of record by clients of Wellington Management Company LLP. Wellington has shared voting power with respect to 7,086,000 shares of common stock and shared dispositive power with respect to 11,039,745 shares of common stock.

(4)	Included in the shares of common stock that are beneficially owned by FMR Corp. are (a) 3,131 shares beneficially owned by Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, and (b) 6,700 shares beneficially owned by Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR Corp., which has sole voting power with respect to 60,431 shares of common stock and sole dispositive power with respect to 9,370,189 shares of common stock.

PROPOSAL I

ELECTION OF DIRECTORS

As of the date of this proxy statement, our Board consists of eight directors, six of whom are independent. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their successors are elected.

Directors are elected by plurality vote of the shares present at our annual meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. The proxyholders will vote in favor of the eight persons listed below unless contrary instructions are given.

If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the eight persons recommended by our Board, except where authorization to do so is withheld.

Our Board expects that all of the nominees will be available to serve as directors as indicated. In the event that any nominee should become unavailable, however, the proxyholders will vote for a nominee or nominees who would be designated by our Board unless the Board chooses to reduce the number of directors serving on our Board.

Company Nominees for Director

Jeffrey L. Berenson — Mr. Berenson, age 56, is President and Chief Executive Officer of Berenson & Company, a private investment banking firm in New York City that he co-founded in 1990. From 1978 until co-founding Berenson & Company, Mr. Berenson was with Merrill Lynch’s Mergers and Acquisitions department, becoming head of that department in 1986 and then co-head of its Merchant Banking unit in 1988. He was appointed to the Board of Directors of Patina Oil & Gas Corporation (“Patina”) in December 2002 and joined our Board upon completion of our merger with Patina on May 16, 2005. Mr. Berenson is also a member of the Board of Directors of Epoch Holdings Corporation.

Michael A. Cawley — Mr. Cawley, age 59, has served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc. (“Foundation”) since February 1, 1992, after serving as Executive Vice President of the Foundation since January 1, 1991. Prior to 1991, Mr. Cawley was the President of Thompson, Cawley, Veazey & Burns, a professional corporation, attorneys at law. Mr. Cawley has served as a trustee of the Foundation since 1988 and is also a director of Noble Corporation. He has served as a director of the Company since 1995 and our Lead Independent Director since 2001.

Edward F. Cox — Mr. Cox, age 60, has been a partner in the law firm of Patterson Belknap Webb & Tyler llp, New York, New York for more than five years and has served as the chair of the firm’s corporate department and as a member of the firm’s management committee. He is chair of the New York League of Conservation Voters’ Education Fund, of the New York Regional Commission on Parks and of the Finance Committee of the Trustees of The State University of New York. Mr. Cox has served as a director of the Company since 1984.

Charles D. Davidson — Mr. Davidson, age 57, has served as President and Chief Executive Officer of the Company since October 2000 and has served as Chairman of the Board since April 2001. Prior to October 2000, he served as President and Chief Executive Officer of Vastar Resources, Inc. (“Vastar”) from March 1997 to September 2000 (Chairman from April 2000) and was a Vastar director from March 1994 to September 2000. From September 1993 to March 1997, he served as a Senior Vice President of Vastar. From 1972 to October 1993, he held various positions with ARCO.

Thomas J. Edelman — Mr. Edelman, age 56, founded Patina and served as its Chairman and Chief Executive Officer from its formation in 1996 until its May 2005 merger with the Company. He co-founded Snyder Oil Corporation and was its President from 1981 through 1997. From 1980 to 1981, he was with The First Boston Corporation and, from 1975 through 1980, with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman serves as Chairman of Bear Cub Investments LLC, President of Lenox Hill Neighborhood House and Trustee and Chair of the Development Committee of The Hotchkiss School. He joined our Board upon completion of our merger with Patina on May 16, 2005.

Kirby L. Hedrick — Mr. Hedrick, age 54, served as Executive Vice President over upstream operations for Phillips Petroleum Company from 1997 until his retirement in 2000. Mr. Hedrick was elected to our Board on August 1, 2002.

Bruce A. Smith — Mr. Smith, age 63, has served as President and Chief Executive Officer of Tesoro Corporation (“Tesoro”) since 1995 and has served as its Chairman since 1996. Mr. Smith joined Tesoro in 1992. He was elected to our Board on March 6, 2002.

William T. Van Kleef — Mr. Van Kleef, age 55, served in executive management positions at Tesoro from 1993 to 2005, most recently as Tesoro’s Executive Vice President and Chief Operating Officer. During his tenure at Tesoro, Mr. Van Kleef held various positions, including President, Tesoro Refining and Marketing, and Executive Vice President and Chief Financial Officer. Before joining Tesoro, Mr. Van Kleef, a Certified Public Accountant, served in various financial and accounting positions with Damson Oil from 1982 to 1991, most recently as Senior Vice President and Chief Financial Officer. He joined our Board on November 11, 2005. Mr. Van Kleef is also a member of the Board of Directors of Oil States International, Inc.

Generally, our By-laws provide that a stockholder must deliver written notice to our Secretary no later than 90 calendar days prior to our annual meeting naming the stockholder’s nominee(s) for director and specifying certain information concerning the stockholder and nominee(s). Accordingly, a stockholder’s nominee(s) for director to be presented at our 2008 annual meeting of stockholders must be received by us no later than January 23, 2008.

Our Board unanimously recommends that stockholders vote FOR the election of each of its nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Our Board held twelve meetings in 2006, consisting of five regular meetings, its annual organizational meeting and six special meetings.

Evaluation of Director Nominees

Our Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to our Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who, after taking into account their skills, expertise, integrity, diversity, character, judgment, age, independence, corporate experience, length of service, potential conflicts of interest and commitments (including, among other things, service on the boards or comparable governing bodies of other public companies, private business companies, charities, civic bodies or similar organizations) and other qualities, are believed to enhance our Board’s ability to manage and direct, in an effective manner, the affairs and business of the Company, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or listing standards of the NYSE.

In general, nominees for director should have an understanding of the workings of large business organizations such as the Company and senior level executive experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator and the ability and willingness to devote the time and effort to be an effective and contributing member of our Board. In addition, our Governance Committee will examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. Our Governance Committee will also seek to have our Board represent a diversity of backgrounds, experience, gender and race.

Our Governance Committee will identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on our Board — for example, retirement as a CEO or CFO of a public company or exiting government or military service or business and civic leaders in the communities in which our facilities are located. Our Governance Committee also, from time to time, will engage firms that specialize in identifying director candidates. Our Governance Committee will also consider candidates recommended by our stockholders.

Once a person has been identified by our Governance Committee as a potential candidate, the committee may collect and review available information regarding the person to assess whether the person should be considered further. If our Governance Committee determines that the candidate warrants further consideration, the committee Chair or another member of our Governance Committee will contact the individual. Generally, if the individual expresses a willingness to be considered and to serve on our Board, our Governance Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. Our Governance Committee’s evaluation process will be the same whether or not a candidate is recommended by a stockholder, although our Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Our Governance Committee will consider director nominees of stockholders, provided that such recommendations are made in writing to the attention of our Corporate Secretary and received not less than 90 days in advance of our annual stockholder meeting. A stockholder must include the following information with each recommendation for a director nominee:

•	the name and address of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership;

•	whether the stockholder intends to appear in person or by proxy at our annual stockholders’ meeting to make the nomination;

•	a description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is made; and

•	the name of the candidate, the candidate’s résumé or a listing of his or her qualifications to be a member of our Board and the person’s consent to be named as a director if selected by our Governance Committee and nominated by our Board.

Committees of the Board of Directors

Our Board has four standing committees, whose names, current members and purposes are as follows:

Audit Committee — William T. Van Kleef, Chair; Michael A. Cawley; and Bruce A. Smith. The primary purpose of our Audit Committee is to: (1) assist our Board in fulfilling its responsibility to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal audit function and independent auditor and (2) prepare a committee report as required by the SEC to be included in our annual proxy statement. Our Audit Committee held nine meetings during 2006. For more details, see information under the section “Report of the Audit Committee.”

Compensation, Benefits and Stock Option Committee — Kirby L. Hedrick, Chair; Jeffrey L. Berenson; and Edward F. Cox. The purpose of our Compensation Committee is to: (1) review and approve corporate goals and objectives in the areas of: (a) salary and bonus compensation, (b) benefits, and (c) equity-based compensation, as these areas relate to the Chief Executive Officer (“CEO”), evaluating the CEO’s performance based on those goals and objectives and, either as a committee or together with the other independent directors (as directed by our Board), determine and approve the CEO’s compensation level based on that evaluation; (2) make recommendations to the Board with respect to non-CEO executive officer compensation, incentive-compensation plans and equity-based plans that are subject to board approval; and (3) produce a committee report on executive compensation as required by the SEC to be included, or incorporated by reference, in our proxy statement or other applicable SEC filings. Our Board has delegated authority to the Compensation Committee to determine and approve our compensation philosophy; the annual salary, bonus, equity-based compensation and other benefits applicable to our executive officers; and equity-based compensation applicable to non-executive-officer employees. Our Compensation Committee held seven meetings during 2006. For more details, see information under the section “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee — Michael A. Cawley, Chair; Jeffrey L. Berenson; Edward F. Cox; Kirby L. Hedrick; Bruce A. Smith; and William T. Van Kleef. The overall purpose of our Governance Committee is to: (1) take a leadership role in providing a focus on corporate governance to enable and enhance our short- and long-term performance; (2) engage in appropriate identification, selection, retention and development of qualified directors consistent with criteria approved by our Board; (3) develop, and recommend to our Board, a set of corporate governance principles or guidelines applicable to us; (4) advise our Board with respect to the Board’s composition, procedures and committees; and (5) oversee the evaluation of our Board and management. Our Governance Committee held five meetings during 2006.

Environment, Health and Safety Committee — Edward F. Cox, Chair; Charles D. Davidson; Thomas J. Edelman; and Kirby L. Hedrick. The overall purpose of our Environment, Health and Safety Committee is to assist our Board in determining whether we have appropriate policies and management systems in place with respect to environment, health and safety (“EH&S”) matters and to monitor and review compliance with applicable EH&S laws, rules and regulations. Our Environment, Health and Safety Committee held four meetings during 2006.

Each of our directors attended at least 75% of the meetings of our Board and its committees of which such director was a member during 2006.

Compensation Committee Interlocks and Insider Participation

Kirby L. Hedrick, Jeffrey L. Berenson, Edward F. Cox and Bruce A. Smith served on the Compensation Committee for all or part of 2006. There were no Compensation Committee interlocks nor insider (employee) participation during 2006.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of our Board has appointed the firm of KPMG LLP to serve as our independent auditor for the fiscal year ending December 31, 2007. This firm has audited our accounts since May 2002. Although action by our stockholders on this matter is not required, our Audit Committee believes that it is important to seek stockholder ratification of this appointment in light of the critical role played by our independent auditor in maintaining the integrity of our financial controls and reporting.

One or more representatives of KPMG LLP are expected to be present at our annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Our Board unanimously recommends that stockholders vote FOR ratification of the appointment of KPMG LLP as our independent auditor.

PROPOSAL III

APPROVAL OF AMENDMENT TO
1992 STOCK OPTION AND RESTRICTED STOCK PLAN

Our 1992 Plan was adopted by our Board and approved by our stockholders at the 1992 annual meeting of stockholders, and was subsequently amended in 1997, 2000, 2002, 2003 and 2005. At the 2007 annual meeting, our stockholders are being asked to approve an amendment to our 1992 Plan to increase the number of shares of common stock authorized for issuance under the plan from 18,500,000 shares to 22,000,000 shares (an increase of 3,500,000 shares). Our Board unanimously adopted this amendment on March 3, 2007, subject to stockholder approval at our annual meeting.

Background and Purpose

Our Board recommends approval of the amendment to the 1992 Plan to enable the continued use of the plan for stock-based grants as a key element of our compensation program in order to:

•	promote the long-term success of the Company;

•	continue to attract and retain high quality talent;

•	motivate key employees by instilling a sense of business ownership in the Company;

•	provide incentive compensation opportunities that are competitive with those of our peer group of similar publicly traded oil and gas exploration and production companies; and

•	further align the interests of our stockholders and our executive officers.

We believe that the success of our compensation program, including the use of stock-based grants under our 1992 Plan, is well-evidenced by the performance of our common stock over the last several years. We led our peer group with an annual stockholder return of 22.5 percent for 2006 and were in the top third of our peer group with an average annual stockholder return of 30.9 percent for the three-year period 2004 through 2006.

The use of stock-based grants under our 1992 Plan continues to be a key element of our compensation program. Of the 18,500,000 shares currently authorized for issuance under the 1992 Plan, 2,532,802 shares remain as of March 13, 2007, after February 1, 2007 grants totalling 1,927,273 shares. We do not believe that this leaves sufficient shares available for more than one additional year of grants under the 1992 Plan. By increasing the number of shares authorized for issuance under our 1992 Plan by 3,500,000, a total of 22,000,000 shares would be available. We believe that this increase would give us the flexibility to continue to make stock-based grants over the next three years in amounts determined appropriate by our Compensation Committee. The proposed amendment will not be implemented unless approved by our stockholders. If the proposed amendment is not approved by our stockholders, the 1992 Plan will remain in effect in its present form.

Our average burn rate for 2004 through 2006 (which is the total number of shares subject to stock-based grants under the 1992 Plan in a given year divided by the total number of shares of our common stock outstanding) was 0.53%. As of the record date, the total number of shares of our outstanding common stock was 170,677,575. Our current dilution (which is the number of shares available for grant under the 1992 Plan plus the outstanding stock options and restricted stock granted under the plan, divided by the total number of shares of our common stock outstanding) is approximately five percent and, with the proposed amendment to our 1992 Plan, our dilution would increase to approximately seven percent.

The following is a summary of the principal features of our 1992 Plan as amended to reflect the proposed plan amendment. The summary does not purport to be a complete description of all provisions of our 1992 Plan and is qualified in its entirety by the text of the 1992 Plan, a copy of which (as amended to reflect the proposed plan amendment) is attached to this proxy statement as Appendix D. Capitalized terms not otherwise defined below have the meanings ascribed to them in the 1992 Plan.

General

Under our 1992 Plan, shares of Common Stock may be subject to grants of Nonqualified Options, SARs or awards of Restricted Stock to officers and other employees of the Company or one of its Affiliates. Our 1992 Plan originally also permitted grants of Incentive Options but was amended in 1996 to provide, among other things, that no Incentive Options or any SARs that relate to such Incentive Options could be granted after December 9, 2006. Nonqualified Options and any SARs related thereto may be granted, and Restricted Stock may be awarded, until the shares of Common Stock available under the 1992 Plan have been exhausted or the 1992 Plan has been terminated. Shares of Common Stock covered by a Nonqualified Option that expires or terminates prior to exercise and shares of Restricted Stock returned to the Company are again available for grant of Nonqualified Options and awards of Restricted Stock. Our 1992 Plan contains antidilution provisions applicable in the event of an increase or decrease in the number of outstanding shares of Common Stock, effected without receipt of consideration therefor by the Company, through a stock dividend or any recapitalization or merger or otherwise in which the Company is the surviving company, resulting in a stock split-up, combination or exchange of our shares, in which event appropriate adjustments will be made in the maximum number of shares subject to the 1992 Plan and the number of shares and option prices under then outstanding Nonqualified Options.

Administration

Our 1992 Plan provides that it is to be administered by a committee of our Board. The committee must consist of two or more of our directors, all of whom must be (1) Non-Employee Directors as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and (2) Outside Directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), and the regulations promulgated thereunder. Our Compensation Committee meets these requirements and thus administers our 1992 Plan. In doing so, our Compensation Committee determines the grants of Nonqualified Options and awards of Restricted Stock, the terms and provisions of the respective agreements covering the grants or awards and all other decisions concerning the 1992 Plan. Our 1992 Plan provides that the determination of the committee is binding with respect to all questions of interpretation and application of the 1992 Plan and of Nonqualified Options granted or awards of Restricted Stock made thereunder, subject to the express provisions of the 1992 Plan and except as set forth below under “Stock Options and SARs” and “Amendment and Duration of the 1992 Plan.”

Eligibility

All of our regular salaried executive officers and other employees and those of our Affiliates are eligible to participate in the 1992 Plan. As of March 13, 2007, all of our executive officers and approximately 342 other employees participate in the 1992 Plan.

Market Value

On March 13, 2007, the reported closing price per share of our Common Stock on the NYSE was $56.26.

Stock Options and SARs

Our 1992 Plan provides that, from time to time during the term of the plan, the committee, in its sole discretion, may grant Nonqualified Options, Restricted Stock or any combination thereof to any employee eligible under the 1992 Plan. Each person who accepts a Nonqualified Option is required to enter into an agreement with the Company whereupon the person shall become a participant in the 1992 Plan in accordance with the terms of the agreement.

The committee may, from time to time, grant SARs in conjunction with all or any portion of a Nonqualified Option either at the time of the initial Nonqualified Option grant or at any time after the initial grant while the Nonqualified Option is outstanding. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as Nonqualified Options, as described above. SARs entitle an Optionee to receive without payment to the Company (except for applicable withholding taxes) the excess of the aggregate fair market value per share with respect to which the SAR is then being exercised (determined as of the date of the exercise) over the aggregate purchase price of the shares as provided in the related Nonqualified Option. Payment may be made in shares of already owned Common Stock or in cash, or a combination thereof, as determined by the committee.

Option Price

The option price for each Share covered by a Nonqualified Option shall not be less than the greater of (1) the par value of the Share or (2) 100 percent of the Fair Market Value of the Share at the time the Nonqualified Option is granted. If the Company agrees to substitute a new option under the 1992 Plan for an old Nonqualified Option, or to assume an old Nonqualified Option, as provided for in the 1992 Plan, the option price of the Shares covered by each of the new Nonqualified Option or assumed Nonqualified Option may be otherwise determined by a formula; provided, however, in no event shall: (a) the excess of the aggregate Fair Market Value of the Shares subject to the Nonqualified Option immediately after the substitution or assumption over the aggregate option price of the Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the option immediately prior to the substitution or assumption over the aggregate option price of the Shares; or (b) the ratio of the option price to the Fair Market Value of the stock subject to the Nonqualified Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Nonqualified Option immediately prior to the substitution or assumption, on a Share by Share basis.

Restricted Stock

Our 1992 Plan provides that Restricted Stock may be awarded by the committee to the eligible recipients as it may determine from time to time. The eligible recipients are those individuals who are eligible for Nonqualified Option grants. Restricted Stock is Common Stock that may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the committee, which terms and conditions may include, among other things, the achievement of specific goals, have been satisfied (“Restricted Period”). During the Restricted Period, unless specifically provided otherwise in accordance with the terms of the 1992 Plan, the recipient of Restricted Stock would be the record owner of the shares and have all the rights of a stockholder with respect to the shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to the shares.

Our 1992 Plan provides that the committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any and all of the shares of Restricted Stock awarded to an individual on the terms and conditions as the committee may deem appropriate. If during the Restricted Period an individual’s continuous employment terminates for any reason, any Restricted Stock remaining subject to restrictions will be forfeited by the individual and transferred at no cost to the Company; provided, however, that as noted above, the committee has the authority to cancel any or all outstanding restrictions prior to the end of the Restricted Period.

Amendment and Duration of the 1992 Plan

The Board may at any time amend, suspend or terminate our 1992 Plan; provided, however, the Board may not, without approval of the stockholders of the Company, amend the 1992 Plan so as to (1) increase the maximum number of shares subject thereto, or (2) reduce the option price per share covered by Options granted under the 1992

Plan below the price specified in the 1992 Plan. Additionally, the Board may not modify, impair or cancel any outstanding Option or SARs related thereto, or the restrictions, terms or conditions applicable to Shares of Restricted Stock, without the consent of the holder thereof.

United States Federal Income Tax Consequences

The following summary is based upon an analysis of the Internal Revenue Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences and the consequences may be either more or less favorable than those described below depending on an employee’s particular circumstances.

Nonqualified Options.  No income will be recognized by an Optionee for federal income tax purposes upon the grant of a Nonqualified Option. Upon exercise of a Nonqualified Option, the Optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares, and subject to the deduction limitations described below, the Company will be entitled to a deduction equal to the ordinary income recognized by the Optionee.

The basis of shares transferred to an Optionee pursuant to exercise of a Nonqualified Option is the price paid for the shares plus an amount equal to any income recognized by the Optionee as a result of the exercise of the option. If an Optionee thereafter sells shares acquired upon exercise of a Nonqualified Option, any amount realized over the basis of the shares will constitute capital gain to the Optionee for federal income tax purposes.

If an Optionee uses already-owned shares of Common Stock to pay the exercise price for shares under a Nonqualified Option, the number of shares received pursuant to the Nonqualified Option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the Optionee upon the exercise will be taxable to the Optionee as ordinary income. If the already-owned shares of Common Stock are not “statutory option stock” (as defined in Section 424(c)(3)(B) of the Internal Revenue Code) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Internal Revenue Code has been satisfied, the shares received pursuant to the exercise of the Nonqualified Option will not be statutory option stock and the Optionee’s basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already-owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon the exercise will be statutory option stock, or how the Optionee’s basis will be allocated among the shares received.

The ordinary income recognized by an Optionee upon the exercise of a Nonqualified Option is compensation subject to withholding for federal income tax purposes, and the Company must make arrangements with the Optionee to ensure that the amount of the tax required to be withheld by the Company is paid to the Internal Revenue Service for the benefit of the Optionee. This tax withholding obligation may be satisfied by an Optionee at the time of the exercise of a Nonqualified Option by paying cash to the Company or by transferring already-owned shares of Common Stock to the Company. If an Optionee transfers already-owned shares of Common Stock to the Company in order to satisfy the Company’s tax withholding obligation, the transfer of such shares will be a taxable event.

If the already-owned shares of Common Stock are not statutory option stock or are statutory option stock with respect to which the applicable holding period has been satisfied, the amount by which the consideration received by the Optionee (i.e., the amount of the Optionee’s tax withholding that is satisfied by the transfer, plus any cash paid by the Company to the Optionee in lieu of a fractional share) exceeds the Optionee’s basis in the transferred stock will be a capital gain to the Optionee (or, if the consideration received is less than the Optionee’s basis, the difference will be a capital loss to the Optionee). If the already-owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the shares will be a disqualifying disposition of statutory option stock.

SARs.  There will be no federal income tax consequences to either the recipient or the Company upon the grant of SARs. Generally, the recipient will recognize ordinary income subject to withholding upon the exercise of SARs in an amount equal to the amount of cash received and the fair market value of any shares acquired pursuant to the exercise. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the recipient’s income.

Restricted Stock.  If the restrictions on an award of Restricted Stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Internal Revenue Code, the recipient will not recognize income for federal income tax purposes at the time of the award unless the recipient affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Internal Revenue Code. In the absence of an election, the recipient will be required to include in income for federal income tax purposes in the year in which the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code, the fair market value of the shares of restricted stock on that date, less any amount paid therefor. The Company will be entitled to a deduction at the time of income recognition to the recipient in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the Restricted Stock is received, the recipient will recognize ordinary income at the time of receipt of the Restricted Stock and the Company will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions) of the shares at the time less the amount paid, if any, by the recipient for the Restricted Stock. If a Section 83(b) election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the Restricted Stock, but, if the Restricted Stock is subsequently forfeited, no deduction will be allowed to the recipient with respect to the forfeiture. Dividends paid to a recipient holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b). Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the dividends includable in the recipient’s income as compensation. If the recipient has made a Section 83(b) election, the dividends will be dividend income rather than additional compensation to the recipient.

If the restrictions on an award of Restricted Stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Internal Revenue Code, the recipient will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of Restricted Stock on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at that time in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below.

Limitations on the Company’s Compensation Deduction.  Section 162(m) of the Internal Revenue Code limits the deduction that the Company may take for otherwise deductible compensation payable to certain officers of the Company to the extent that compensation paid to any such officer for the year exceeds $1 million, unless the compensation is performance-based. Compensation attributable to a stock option or SAR is deemed to satisfy the requirements for performance-based compensation if (1) the grant or award is made by a compensation committee composed of two or more outside directors; (2) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and (3) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The 1992 Plan has been designed to enable awards of Options and SARs granted by the committee to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

Our Board unanimously recommends that stockholders vote FOR the approval of the proposed amendment to our 1992 Plan.

PROPOSAL IV

STOCKHOLDER PROPOSAL ON INDEPENDENT BOARD CHAIRMAN

The owner of approximately 19,772 shares of common stock has advised the Company that it intends to present the following resolution at the annual meeting of stockholders. In accordance with the applicable proxy statement regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of the Company stock present in person or by proxy and entitled to vote at the annual meeting. The Company will provide to any stockholder the name and address of the proposing stockholder upon receiving an oral or written request from such stockholder.

Our Board unanimously opposes, and recommends that stockholders vote
AGAINST, the adoption of this stockholder proposal.

Resolved:  that Noble Energy, Inc. shareholders recommend that the Board of Directors revise the Corporate Governance Guidelines of the Company to establish a policy of separating the positions of Chairman of the Board of Directors and Chief Executive Officer so that the Chairman of the Board of Directors will be an independent member of the Board, except in explicitly spelled out extraordinary circumstances.

Supporting Statement:

It is the responsibility of the Board of Directors (“Board”) to protect shareholders’ interest by providing independent and objective oversight of management. Separating the positions of Chairman of the Board of Directors (“Chairman”) and Chief Executive Officer (“CEO”) promotes greater management accountability to shareholders and leads to a more objective evaluation of management.

The Chairman controls the flow of information between management and the Board and also is the final determiner of the Board meeting agendas and Board strategies. Consequently, a CEO who also acts as Chairman has great power to influence the information received by the Board. The CEO has a personal interest in conveying information that reflects well on his or her performance. Thus, when the CEO also acts as Chairman, a conflict of interest arises and the CEO may not adequately represent the interests of all shareholders or provide impartial leadership. A non-CEO Chairman, on the other hand, can provide an independent assessment of management, strengthen the Board’s credibility, and improve shareholder confidence in the corporation.

An objective and independent Board leader can provide the necessary oversight of management. In light of recent corporate scandals, investors must be able to rely on the Board to provide an impartial review of management and its affairs. Merely requiring that the majority of the Board be independent and establishing a Lead Independent Director are not sufficient to prevent the type of scandal that affected Enron, WorldCom and Tyco. These corporations had a majority of independent directors on the Board when the scandals occurred. Each company also had an insider serving as Chairman. Shareholders cannot derive confidence solely from the fact that a majority of the members of the Board of Directors of a company are independent when the CEO serves as Chairman.

Because of this very concern, separating the roles of Chairman and CEO is a growing trend in the effort to reform the way corporations operate. According to a 2003 report in The Corporate Board Member Magazine, hundreds of U.S. companies, including about one-quarter of those listed on Standard & Poor’s 500 stock index, have already split the two positions. Furthermore, a 2004 survey published in McKinsey Quarterly, found that two-thirds of directors favor splitting the Chairman and CEO positions.

This proposal would enhance management accountability to shareholders by ensuring that an independent director, rather than a party with a potential conflict of interest, serves as Chairman and controls the information and agenda presented to the Board of Directors.

Based on the considerations outlined above, I urge you to vote FOR this proposal.

Board of Directors’ Response:

At our 2006 annual meeting, the same stockholder proposal was defeated by a substantial margin. The Board strongly endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent and objective oversight of management, including the Chief Executive Officer. However, as we stated last year, the Board does not believe that mandating a particular structure, such as separate Chairman and Chief Executive Officer status, is necessary to achieve independent oversight of management. Rather, the Board believes that the interests of the Company and its stockholders are best served at this time by the leadership and direction provided by a full-time Chairman and Chief Executive Officer, with an empowered Lead Independent Director serving as a key component of the Company’s governance structure, subject to oversight by the independent members of the Board.

The Board believes that it should be free to exercise its judgment to determine who should serve as Chairman at any particular point in time in light of the Company’s then-current and anticipated future circumstances. The proposal submitted by a stockholder of the Company would mandate a particular structure and deprive the Board of its flexibility to organize its functions and conduct its business in the manner it deems in the best interests of the Company and its stockholders.

Independent directors make up a substantial majority of the Board.

The Board has been, and continues to be, a strong proponent of Board independence. Currently, six of the eight members of the Board are independent directors under the applicable NYSE listing standards and SEC rules. Each director is a full and equal participant in the major strategic, oversight and policy decisions of the Company. While the six independent directors comprise a substantial majority of the Board, the Board’s Audit Committee, Compensation, Benefits and Stock Option Committee and Corporate Governance and Nominating Committee consist entirely of independent directors. Moreover, the Board, and each committee of the Board, has the power to hire independent legal, financial, accounting, or other advisors, as it may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance. The Board believes that this structure provides effective independent oversight of the Company’s management and key issues related to long-range business plans, long-range strategic issues and risks, ethics and integrity.

The Lead Independent Director is empowered with specific responsibilities and duties.

The Company already has an empowered Lead Independent Director who is elected annually by the non-management directors. The Lead Independent Director’s responsibilities and authority are clearly defined in the Corporate Governance Guidelines posted on the Company’s website and include the following:

•	approving the scheduling of regular and, where feasible, special meetings of the Board to assure that there is sufficient time for discussion of all agenda items;

•	consulting with the Chairman to establish the agenda for each Board meeting;

•	discussing with the Chairman and approving the scope of materials to be delivered to the directors in advance of Board meetings;

•	presiding at all executive sessions of the independent directors;

•	coordinating the activities of the independent directors;

•	coordinating the agenda for and moderating sessions of the Board’s independent directors and other non-management directors;

•	facilitating communications among the other members of the Board; and

•	consulting with the chairs of the appropriate Board committees and soliciting their participation to avoid diluting the authority or responsibilities of those committee chairs.

The Board considers the Lead Independent Director to be a key component of the Company’s overall corporate governance structure and believes that this empowered Lead Independent Director provides strong and independent oversight of the Company’s management and business affairs.

The fully independent Compensation, Benefits and Stock Option Committee regularly evaluates the performance and compensation of the Chief Executive Officer.

The Board strongly endorses the independent review, evaluation and compensation of the Company’s Chief Executive Officer. The Compensation, Benefits and Stock Option Committee, which is comprised entirely of independent directors, annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives, and sets the compensation of the Chief Executive Officer based on this evaluation, without the participation of the Chief Executive Officer or other directors, if any, who are members of management.

The fully independent Corporate Governance and Nominating Committee is responsible for planning for the succession of the Chief Executive Officer.

The Board’s Corporate Governance and Nominating Committee conducts an annual review on succession planning (including policies regarding succession in the event of an emergency), evaluating potential successors to the Chief Executive Officer. The Governance Committee also conducts a similar annual review of succession planning for other Company officer positions.

Independent directors meet separately in executive sessions on a regular basis.

An executive session of the independent directors without management is scheduled at each regularly scheduled meeting of the Board. These sessions take place outside the presence of the Chief Executive Officer or any other Company employee. The Lead Independent Director presides at these executive sessions, which allows the independent directors the opportunity to separately consider management performance and broader matters of strategic significance to the Company.

Recent data indicates that the vast majority of the largest U.S. public companies do not have a separate chairman and chief executive officer.

Shearman & Sterling llp’s 2006 Trends in the Corporate Governance Practices of the 100 Largest US Public Companies reports that a vast majority of the 100 largest publicly listed U.S. companies have a single person serving as both the chairman and chief executive officer and that only 6% maintain a policy requiring separation of the two positions.

Likewise, 9 of the Company’s 13 peer group companies for 2006 had a single person serving as both the chairman and CEO according to the most recent proxy statements and other available SEC filings. Furthermore, only two of the 13 peer group companies had an independent chairman and no member of the Company’s peer group had a policy requiring the appointment of an independent board chairman.

The interests of the Company and its stockholders have been well-served by the current Chairman and Chief Executive Officer.

The Chief Executive Officer bears primary responsibility for managing the Company’s business day to day. As such, the Board believes that the Chief Executive Officer is the person in the best position to ensure that key business issues and stakeholder interests are brought to the Board’s attention. In addition, the Lead Independent Director may request the inclusion of specific agenda items for Board meetings as is stipulated in the Company’s Corporate Governance Guidelines.

The Board believes that the Company is strengthened by the chairmanship of Mr. Charles D. Davidson, who provides strategic, operational, and technical expertise, vision and a proven ability to lead the Company to the successes it has experienced. Under Mr. Davidson’s leadership, the Company has continued to reflect solid growth and increasing profits. The Board believes that under present circumstances the interests of the Company and its stockholders are best served by the leadership and direction of Mr. Davidson as Chief Executive Officer and Chairman.

For the foregoing reasons, the Board unanimously opposes, and recommends that stockholders vote AGAINST, the adoption of the stockholder proposal.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following tabulation sets forth, as of March 1, 2007, the shares of common stock beneficially owned by each director, each named executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all directors and named executive officers as a group.

	Common Stock Beneficially Owned(1)
	Number of		Percent of
Name	Shares		Class

Director
Jeffrey L. Berenson	42,860	(2)(5)	0.03%
Michael A. Cawley	58,840	(2)(3)(5)	0.03
Edward F. Cox	35,349	(2)(5)	0.02
Charles D. Davidson	879,434	(2)(4)(5)	0.52
Thomas J. Edelman	3,281,187	(2)(5)(6)	1.92
Kirby L. Hedrick	59,647	(2)(5)	0.03
Bruce A. Smith	60,647	(2)(5)	0.04
William T. Van Kleef	33,647	(2)(5)	0.02
Named Executive Officers (excluding any director named above)
Alan R. Bullington	142,544	(2)(4)(5)	0.08
Susan M. Cunningham	206,810	(2)(5)	0.12
David L. Stover	117,526	(2)(5)	0.07
Chris Tong	90,112	(2)(5)	0.05
All directors and named executive officers as a group (12 persons)	5,008,603	(2)(3)(4)(5)(6)	2.94%

(1)	Unless otherwise indicated, all shares are directly held with sole voting and investment power.

(2)	Includes shares not outstanding but subject to options that are currently exercisable (or that will become exercisable on or before April 30, 2007), as follows: Mr. Berenson — 21,677 shares; Mr. Cawley — 53,683 shares; Mr. Cox — 16,385 shares; Mr. Davidson — 746,985 shares; Mr. Edelman — 1,092,223 shares; Mr. Hedrick — 53,683 shares; Mr. Smith — 53,683 shares; Mr. Van Kleef — 14,883 shares; Mr. Bullington — 109,756 shares; Ms. Cunningham — 179,475 shares; Mr. Stover — 86,253 shares; and Mr. Tong — 51,714 shares.

(3)	Mr. Cawley is one of 12 trustees of The Samuel Roberts Noble Foundation, Inc. (the “Foundation”). The Foundation holds of record 1,902,166 shares of our common stock. As with other corporate action, the voting of the shares held by the Foundation requires a majority vote of its trustees at a meeting at which a quorum of trustees is present. Where there are multiple trustees of a company and a majority vote is required for corporate action, no individual trustee is deemed to have beneficial ownership of securities held by such company. Accordingly, the 1,902,166 shares held of record by the Foundation are not reflected in Mr. Cawley’s beneficial ownership of common stock.

(4)	Includes shares indirectly held in a qualified 401(k) Plan, as follows: Mr. Davidson — 2,986 shares and Mr. Bullington — 8,338 shares.

(5)	Includes restricted stock awards not currently vested, as follows: Mr. Berenson — 1,982 shares; Mr. Cawley — 1,982 shares; Mr. Cox — 1,982 shares; Mr. Davidson — 102,143 shares; Mr. Edelman — 1,982 shares; Mr. Hedrick — 1,982 shares; Mr. Smith — 1,982 shares; Mr. Van Kleef — 1,982 shares; Mr. Bullington — 21,132 shares; Ms. Cunningham — 22,929 shares; Mr. Stover — 27,955 shares; and Mr. Tong — 38,398 shares.

(6)	Includes 1,100,000 shares held under deferred compensation plans.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

Our executive compensation program is overseen by our Compensation Committee, with input from our management and outside compensation consultants.

Role of the Compensation Committee

The purposes of our Compensation Committee are to:

•	review and approve our goals and objectives in the areas of: (1) salary and bonus compensation, (2) benefits, and (3) equity-based compensation, as they relate to our CEO, evaluating our CEO’s performance based on those goals and objectives and, either as a committee or together with the other independent directors (as directed by our Board), determining and approving our CEO’s compensation level based on that evaluation;

•	make recommendations to our Board with respect to non-CEO executive officer compensation, incentive compensation plans and equity-based plans that are subject to Board approval; and

•	produce a committee report on executive compensation as required by the SEC to be included, or incorporated by reference, in our proxy statement or other applicable SEC filings.

Our Board has delegated authority to the Compensation Committee to determine and approve (1) our compensation philosophy, (2) the annual salary, bonus, equity-based compensation and other benefits applicable to our executive officers, and (3) equity-based compensation applicable to non-executive-officer employees.

Our Board appoints our Compensation Committee members and Chair, and these appointees continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of our Compensation Committee may be removed, with or without cause, by our Board. Our Governance Committee, after consultation with our Lead Independent Director, makes recommendations to our Board with respect to the appointment of Board members to all of its committees considering, in the case of our Compensation Committee, criteria such as experience in compensation matters, familiarity with our management and other key personnel, understanding of public company compensation issues, time availability necessary to fulfill committee responsibilities and independence and other regulatory requirements. No member of our Compensation Committee participates in any of our employee compensation programs, and our Board has determined that none of our Compensation Committee members has any material business relationship with us.

We believe that Kirby L. Hedrick, Jeffrey L. Berenson and Edward F. Cox, who currently serve on our Compensation Committee, satisfy these criteria. Messrs. Hedrick and Cox served on the committee throughout 2006 and to-date. Our Board appointed Mr. Berenson to our Compensation Committee on April 25, 2006 in connection with its annual review of committee assignments. Bruce A. Smith served on our Compensation Committee from January 1, 2006 through the date of Mr. Berenson’s appointment. Each member of our Compensation Committee has been determined by our Board to meet the NYSE standards for independence, to be a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act, and to be an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code.

Our Compensation Committee’s meeting schedule is determined annually, and meeting agendas are based on an annual calendar of recurring agenda items approved by the committee. The meeting agendas may include additional items as determined by the committee in its discretion. All Compensation Committee meeting agendas are reviewed by our Lead Independent Director and approved by the committee Chair. Special meetings may also be held by the committee. Our Compensation Committee held seven meetings during 2006.

In an effort to minimize the need for special meetings of our Compensation Committee to address routine compensation matters involving non-executive-officer employees, the committee has delegated limited authority to our CEO to grant stock options, restricted stock and, prior to the 2007 grant year, performance unit awards to non-

executive-officer new hires for employment inducement purposes. Grants made by the CEO under these delegations are required to be reported to our Compensation Committee at its next regularly scheduled meeting.

Our Compensation Committee charter was last revised and approved by our Board on January 23, 2007. A copy is attached to this proxy statement as Appendix B and can also be obtained free of charge from our website, www.nobleenergyinc.com, by written request to us at the address appearing on the first page of this proxy statement to the attention of our Corporate Secretary or by calling (281) 872-3100.

Role of Management

Our CEO and Senior Vice President for Business Administration generally attend Compensation Committee meetings and provide input to the committee with respect to executive compensation, key responsibilities, performance objectives and compensation trends, and coordinate with the Company’s compensation consultant to ensure that committee requests regarding executive compensation are addressed. Our Compensation Committee also meets in executive session to discuss executive compensation matters outside of the presence of our management.

Role of Compensation Consultant

Our Compensation Committee may retain, at our expense, independent compensation consultants it deems advisable to assist it in executive compensation matters. The committee meets with the compensation consultants, with and outside the presence of our management, to review findings based on market research regarding executive compensation and considers those findings in determining and making adjustments to our executive compensation program.

The committee retained Towers Perrin as its independent compensation consultant for purposes of reviewing our 2006 executive compensation program and providing comparative market data on compensation practices and programs based on an analysis of our peer companies and other factors. For 2006, Towers Perrin provided these services to the Compensation Committee with respect to (1) determining base salaries for executive officers, (2) setting performance goals and determining award payouts under our short-term incentive plan and (3) setting performance goals and determining grants under our long-term incentive plan. Towers Perrin continues to advise the Compensation Committee in 2007.

Towers Perrin also provided similar services to our Governance Committee in 2006 to assist it with respect to reviewing and determining fees and equity compensation paid or awarded, as the case may be, to our non-employee directors.

Compensation Peer Group

To ensure that our executive compensation program is competitive, our Compensation Committee works with its compensation consultant to evaluate and compare certain elements of total compensation against a peer group of similar publicly traded oil and gas exploration and production companies (“Compensation Peer Group”). Our Compensation Peer Group consists of larger and smaller companies in our industry that have similar operating and financial characteristics. The companies comprising our Compensation Peer Group in 2006, prior to certain industry consolidation and activity in 2006, were: Anadarko Petroleum Corp., Apache Corp., Burlington Resources Inc., Chesapeake Energy Corp., Devon Energy Corp., EOG Resources, Inc., Forest Oil Corp., Houston Exploration Company, Kerr-McGee Corp., Murphy Oil Corp., Newfield Exploration Company, Noble Energy, Inc., Pioneer Natural Resources Company, Pogo Producing Company, Stone Energy Corp., Vintage Petroleum Inc. and XTO Energy Inc.

The Compensation Peer Group is periodically reviewed and revised by our Compensation Committee, in conjunction with advice from our compensation consultant. In January 2007, the Compensation Peer Group was revised, given industry consolidation and activity in 2006, to consist of: Anadarko Petroleum Corp., Apache Corp., Cabot Oil & Gas Corporation, Chesapeake Energy Corp., Devon Energy Corp., EOG Resources, Inc., Forest Oil Corp., Murphy Oil Corp., Newfield Exploration Company, Noble Energy, Inc., Pioneer Natural Resources Company, Plains Exploration and Production Company, Pogo Producing Company, Range Resources Corporation, Southwestern Energy Company and XTO Energy Inc.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to reward performance measured against performance goals and supports our long-term growth strategy, which is focused on value creation for our stockholders. The objectives of our executive compensation program are to:

•	compensate employees for the value of their contributions;

•	provide total compensation that is flexible enough to respond to changing market conditions and that also aligns compensation levels with absolute performance as well as performance compared to industry benchmarks; and

•	provide total compensation that will attract, motivate and retain individuals of high quality and support a long-standing internal culture of loyalty and dedication to our interests.

We believe that linking executive compensation to Company performance is in the best interest of our stockholders. As performance goals are met or exceeded, resulting in increased value to stockholders, our executive officers should be rewarded commensurately. We believe that our 2006 executive compensation program fulfilled these objectives.

Elements of Our Executive Compensation Program

Our executive compensation program consists of four principal elements: base salary, a short-term incentive plan, a long-term incentive plan and post-employment compensation. In determining the amount and significance of each of these four principal elements, we believe that:

•	a sufficient portion of total compensation should be at risk in order to align the interests of executives with those of our stockholders;

•	the variable portion of total compensation should reflect both Company and individual performance;

•	as an individual’s level of responsibility increases, a greater portion of total compensation should be at risk and the mix of total compensation should be weighted more heavily in favor of incentive-based compensation; and

•	stock options and restricted stock are compensation elements that most effectively align the interests of our stockholders and our executives.

The following is a discussion of each of the four principal elements of our executive compensation program:

Base Salary:  Base salary for executive officer positions is determined principally by competitive factors. Our Compensation Committee believes that base salaries for executive officers should be competitive with comparable positions in peer companies and obtains competitor information through oil and gas industry compensation surveys and other analyses conducted by our compensation consultant. Our Compensation Committee analyzes this information and makes appropriate annual adjustments. The policy of our Compensation Committee generally is to establish base salary levels that in aggregate approximate market median. Based on the results of market data provided by Towers Perrin regarding 2006 executive compensation, adjustments were made in 2006 to certain executive officers’ base salaries to more closely approximate market median.

Short-Term Incentive Plan:  Our short-term incentive plan (“STIP”) is a performance-based annual incentive bonus plan available to all of our full-time employees, including executive officers. The target bonus for an employee is the employee’s base salary at year-end multiplied by the percentage factor assigned to the employee’s salary classification. Target bonus percentage factors range from 6 to 100 percent, with factors of 100 percent for the CEO and either 75 or 85 percent for the other named executive officers, with the differences primarily attributable to each officer’s level of experience and scope of responsibility within the Company.

In January of each year, our Compensation Committee sets annual STIP performance-based measures, including their relative weighting and specified targets, in addition to a discretionary component to be determined by the committee as discussed below. The performance-based measures, weighting and specified targets are communicated to our executive officers at that time. The 2006 performance-based measures approved by our Compensation Committee on January 23, 2006 accounted for 50% of the STIP formula and consisted of discretionary cash flow, proved reserve additions, production, and controllable unit costs. Discretionary cash flow is composed of net income, adding back depreciation, depletion and amortization and various other non-cash expense items. The specified targets were determined by considering prior year results, current and projected activity and other competitive factors involving our industry.

The discretionary component, which accounted for the remaining 50% of the 2006 STIP formula, was determined by our Compensation Committee based on the committee’s review of overall Company performance, including other performance-based measures such as annual stockholder return compared to that of our Compensation Peer Group.

In January of each year, our Compensation Committee assesses the overall performance of the Company for the prior fiscal year, considering input from the CEO, including the appropriate achievement factors to that year’s performance measures and specified targets, and determines the discretionary component. Payout under the plan based on the Company’s 2006 performance occurred in February 2007.

Long-Term Incentive Plan:  Our long-term incentive plan (“LTIP”) was approved by our Compensation Committee and adopted by our Board on January 27, 2004 and is available to our executive officers and certain other key employees determined on an annual basis. Its objectives are to:

•	provide a comprehensive long-term incentive program that is performance-driven and rewards long-term business success;

•	offer competitive long-term incentive compensation opportunities;

•	provide motivation to maximize long-term stockholder value creation;

•	reward outstanding achievement of those who can most directly affect our performance and instill a sense of business ownership; and

•	assist us in attracting and retaining high quality talent.

Under our LTIP, which was effective January 1, 2004, grants or awards of stock options, restricted stock and performance units were made in 2004, 2005 and 2006. The stock options and restricted stock were granted under our 1992 Plan, which was approved by our stockholders in 1992 and amended in 1997, 2000, 2002, 2003 and 2005. The 1992 Plan permits the use of different types of stock-based grants or awards: nonqualified stock options, with or without stock appreciation rights, and restricted stock. Option grants represent the right to purchase shares of our common stock over a period of up to ten years at fair market value, as defined in the 1992 Plan, on the date of grant and upon such terms and conditions, consistent with the provisions of the plan, as are specified by our Compensation Committee at the time of grant. Restricted stock may be granted by our Compensation Committee subject to such terms and conditions as may be specified by the committee. Restricted stock granted under the LTIP in 2004, 2005 and 2006 will generally vest after three years, provided that certain performance goals are achieved during the relevant three-year performance period; specifically, that total stockholder return over that period meets or exceeds the 25th percentile of our Compensation Peer Group at the time of grant. In January 2007, our Compensation Committee reviewed the Company’s performance for the three-year performance period covered by the restricted stock granted in 2004, confirming that the relevant performance goal necessary for vesting had been achieved.

Performance units awarded under our LTIP in 2004, 2005 and 2006 will vest and be paid out in cash at the end of the three-year period following the date of the award if specific predetermined performance goals are satisfied. For 2006, the performance goals were growth in reserves and production per share, both debt-adjusted, and total stockholder return relative to our Compensation Peer Group. Performance units have a target value of $1.00 per unit with a maximum payout of $2.00 per unit. Our Compensation Committee establishes the performance goals and target award levels prior to the beginning of each performance period. At the end of each performance period, cash payouts are determined based on the level of achievement of the goals. The payout of performance units awarded in 2004 was determined by the Compensation Committee and occurred in early 2007.

In January 2007, and with information regarding competitive compensation practices from Towers Perrin, our Compensation Committee reviewed the effectiveness of the LTIP structure in light of the LTIP objectives. Based on that review, our Compensation Committee concluded that a combination of stock options and time-vested restricted stock would reduce plan complexity and most effectively meet the LTIP objectives. Accordingly, for the 2007 grants, the Compensation Committee suspended the making of performance criteria grants under the LTIP and made 1992 Plan grants of stock options and time-vested restricted stock.

Equity Granting Practices

Stock options and shares of restricted stock are granted to our executive officers under our 1992 Plan. The Compensation Committee approves all such grants, which are determined based on input from the CEO and market data provided by the compensation consultant. Grants for the executive officers and the CEO are approved by our Compensation Committee and discussed with our Board, outside the presence of the CEO or other executive officers.

The regular Board and Compensation Committee meeting schedule for the upcoming year is set in April of the prior year, with regular Board meetings held in January, April, July, October and December. Our Compensation Committee meetings are usually held the day before each Board meeting. The timing of these meetings is not determined by executive officers and is usually in advance of the announcement of earnings. We do not time the release of material non-public information for the purpose of affecting the values of executive compensation. At the time of making stock option and restricted stock grant decisions, our Compensation Committee may be aware of approximate earnings results, but it does not adjust the size or timing of grants to reflect possible market reaction.

Generally, annual stock option and restricted stock grants are approved at the January meeting of our Compensation Committee. Stock options and restricted stock are granted annually on February 1 (or the nearest business day if February 1 falls on a Saturday, Sunday or holiday), effective and priced on that date. It is our policy to make grants to executive officers and other employees at the same time. However, specific grants of stock options or restricted stock may be made at other regular or special meetings to recognize the completion of a significant transaction, a change in an employee’s responsibility or a specific achievement, or as an inducement to, or retention of, employment. No such special grants were made to executive officers in 2006. We communicate grants to executive officers and other employees shortly after the date of approval, in accordance with our customary human resource practices.

Stock option grants represent the right to purchase shares of our common stock over a period of up to ten years at fair market value, as defined in the 1992 Plan, on the date of grant and upon such terms and conditions, consistent with the provisions of the plan, as are specified by our Compensation Committee at the time of grant. The 1992 Plan defines “fair market value” for grant purposes as the average of the reported high and low trading price of our common stock on the NYSE on the date of grant (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred). We believe that this method of determining fair market value is neutral to the use of the closing price of our common stock and provides a valid representation of fair market value. Therefore, consistent with the terms of our 1992 Plan, we continue to grant stock options on this basis.

Our Compensation Committee has not delegated to the CEO any of its authority to grant stock options or restricted stock to executive officers. However, as noted above, it has delegated limited authority to the CEO to grant stock options, restricted stock and, prior to the 2007 grant year, performance unit awards to non-executive-officer new hires for employment inducement purposes.

Post-Employment Compensation:  Our post-employment compensation is provided under qualified and non-qualified defined benefit plans, qualified and non-qualified defined contribution plans, and either individual change of control agreements or, alternatively, a change of control plan.

Qualified Defined Benefit Plan

Our qualified defined benefit plan (“Retirement Plan”) provides employees, including our executive officers, with retirement income benefits commencing upon retirement after attaining the normal retirement age of 65 or upon early or deferred vested retirement after attaining age 55 and completing 5 years of vesting service. Early retirement reductions apply if retirement benefits are commenced prior to age 65. The amount of an employee’s monthly Retirement Plan benefit will depend upon the employee’s final average monthly compensation, age and the number of his or her years of credited service (which are limited to a maximum of 30 years). Monthly Retirement

Plan benefits commencing upon retirement after attaining the normal retirement age of 65 are calculated using the greater of the following two formulas:

Formula 1	Formula 2
1.25% × final average monthly compensation × years of credited service (up to 30) + 0.50% × final average monthly compensation that exceeds Social Security covered compensation × years of credited service (up to 30)	2% × final average monthly compensation × years of credited service (up to 30)

Final average monthly compensation generally means the employee’s average monthly compensation from the Company for the 60 consecutive months prior to retirement that results in the highest average monthly compensation for the employee. The compensation taken into account for Retirement Plan purposes includes the employee’s salary and STIP payment. The annual amount of compensation that can be taken into account for Retirement Plan purposes is limited by the Internal Revenue Code. This annual compensation limit was $220,000 for 2006 and is $225,000 for 2007. The maximum annual benefit that may be paid to an employee under our Retirement Plan is also limited by the Internal Revenue Code. This maximum annual benefit was $175,000 for 2006 and is $180,000 for 2007.

With information regarding competitive compensation practices from Towers Perrin, during 2006 our Compensation Committee reviewed our Retirement Plan in light of costs, competitive considerations and other available post-employment compensation arrangements. Based on that review, our Compensation Committee concluded that an enhanced defined contribution plan better addresses our current needs. Accordingly, beginning on May 1, 2006, our Retirement Plan was closed to new participants and new employees became eligible to participate in the qualified defined contribution plan described below with an enhanced Company contribution. Employees hired prior to May 1, 2006, which include all of our current executive officers, continue to accrue benefits under the Retirement Plan.

Non-Qualified Defined Benefit Plan

Our non-qualified defined benefit plan (“Restoration Plan”) is an unfunded plan that provides the benefits under the Retirement Plan’s benefit formula that cannot be provided by the Retirement Plan because of the annual compensation and annual benefit limitations applicable to the Retirement Plan under the Internal Revenue Code. The amount of an employee’s monthly Restoration Plan benefit will depend upon the employee’s final average monthly compensation, age and the number of his or her years of credited service (which are limited to a maximum of 30 years). Restoration Plan benefits are calculated using the same methodology utilized for our Retirement Plan. Employees hired prior to May 1, 2006, which include all of our current executive officers, continue to accrue benefits under the Restoration Plan.

Qualified Defined Contribution Plan

Our qualified defined contribution plan (“Thrift Plan”) allows employees to make pre-tax contributions to the plan out of their basic compensation. For the purposes of the Thrift Plan, basic compensation generally means cash compensation, including overtime but excluding incentive payments, bonuses, allowances and other extraordinary remuneration. The amount of an employee’s basic compensation taken into account under the Thrift Plan cannot exceed the Internal Revenue Code limit, which was $220,000 for 2006 and is $225,000 for 2007. The annual contribution made by an employee to the Thrift Plan cannot exceed 50% of his or her basic compensation and is limited to a maximum contribution amount specified under the Internal Revenue Code (which for 2006 was $15,000, plus a $5,000 catch-up contribution for employees who are at least 50 years of age, and for 2007 is $15,500, plus a catch-up contribution of $5,000 for employees who are at least 50 years of age). An employee’s pre-tax contributions (other than catch-up contributions) made to the Thrift Plan are matched by the Company on a dollar-for-dollar basis up to 6% of the employee’s basic compensation. In addition, beginning in 2006, the Company makes the following age-weighted contribution to the Thrift Plan for each participant whose initial employment date with the Company is on or after May 1, 2006 and who is employed by or on authorized leave of absence from the Company on the last day of the calendar year (or whose retirement, permanent disability or death occurred during such year while employed by or on authorized leave of absence from the Company):

	Contribution Percentage	Contribution Percentage
	for Portion of Basic	for Portion of Basic
	Compensation Below	Compensation Above
Age of Participant	the FICA Taxable Wage Base	the FICA Taxable Wage Base
Under 35	4%	8%
At least 35 but under 48	7%	10%
At least 48	9%	12%

The contributions made to our Thrift Plan by or for a participant are credited to accounts maintained for such participant under the plan. The amounts credited to a participant’s accounts are invested at the direction of the participant in various investment fund options available under the Thrift Plan, including investment in shares of our common stock. The amounts credited to a participant’s accounts that are attributable to his or her pre-tax contributions are immediately 100% vested. Amounts attributable to the Company’s matching contributions become 34% vested upon the completion of one year of service, 67% vested upon the completion of two years of service, and 100% vested upon the completion of three years of service. The amounts attributable to the Company’s age-weighted contributions become vested after three years of service. The amounts credited to a participant’s accounts become distributable upon the participant’s termination of employment with the Company, and certain amounts are available for loans, hardship distributions and in-service withdrawals.

Non-Qualified Deferred Compensation Plan

Our non-qualified deferred compensation plan (“Deferred Compensation Plan”) allows executive officers, and certain other employees, to save for retirement in a tax-effective way at minimal cost to us. Under the Deferred Compensation Plan, participants are allowed to defer portions of their salary and bonus and to receive certain matching contributions that would have been made to our Thrift Plan if the Thrift Plan had not been subject to Internal Revenue Code compensation and contribution limitations. Under this unfunded program, amounts deferred by the participant are credited annually with interest at a rate equal to the greater of 125% of the 120-month rolling average of 10-year U.S. Treasury Notes or the 120-month rolling average of the prime rate as published in The Wall Street Journal.

Change of Control Arrangements

We have adopted change of control arrangements for our executive officers and certain other employees. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change of control of the Company. We believe that these arrangements are common practice and align our executive officer interests with those of our stockholders by enabling our executive officers to consider corporate transactions that are in the best interest of stockholders without undue concern over whether the transactions may jeopardize their continued employment.

A change of control will be deemed to have occurred under our change of control arrangements if any of the following events occur:

•	individuals who constituted our Board on October 24, 2006 (or such other date as may be specified in individual change of control agreements) (“Incumbent Board”) cease to constitute at least 51% of the Board, provided that any individual whose election was approved by a vote of at least a majority of the directors of the Incumbent Board will be considered a member of the Incumbent Board;

•	our stockholders approve a reorganization, merger or consolidation whereby the persons who were stockholders immediately prior to the reorganization, merger or consolidation do not immediately thereafter own at least 51% of the voting shares of the new entity;

•	our stockholders approve a liquidation or dissolution of the Company or a sale of all or substantially all of our assets to a non-related party; or

•	a new person or entity becomes the owner of at least 25% of our outstanding common stock or voting power in the Company.

We believe that these change of control events are an accurate depiction of circumstances that could reasonably be expected to result in a material change in the leadership and direction of the Company, creating uncertainties among employees and executive officers in such areas as the continuity of management, continued employment opportunities, and our ability to execute existing programs.

All of our change of control arrangements include provisions regarding severance benefits that our executive officers and certain other employees may be entitled to receive if they are terminated within two years following a change of control of the Company. Under these arrangements, if an executive officer is terminated for any reason (other than for cause, disability or death) within two years after a change of control, we will then pay or provide the following to that executive officer:

•	all unpaid salary, expenses, compensation and benefits;

•	a lump sum equal to a multiple of his or her annual cash compensation (made up of annual salary and bonus) ranging from 2.5 times to 2.99 times;

•	an amount equal to his or her pro-rata target bonus for the then-current year;

•	life, disability, medical and dental insurance benefits, upon his or her written request, ranging among executive officers from 30 to 36 months or such shorter period until the executive obtains substantially equivalent coverage from a subsequent employer;

•	the vesting of his or her stock options, restricted stock and performance units; and

•	reimbursement for reasonable fees up to $15,000 for out-placement employment services.

If we terminate the executive officer for cause, no benefit is payable to, or with respect to, that executive officer under our change of control arrangements. A termination for cause may only be made by the affirmative vote of a majority of the members of our Board.

Our change of control arrangements also provide for a tax gross-up payment to the executive officer that will fully offset the effect of (1) any excise tax imposed by Section 4999 of the Internal Revenue Code upon the benefits payable under such arrangements (or under any other Company plan, arrangement or agreement), and (2) any federal, state or local income tax or additional Section 4999 excise tax that is attributable to the tax gross-up payment.

Our change of control arrangements include a plan or, in the alternative, individual change of control agreements. Specifically, on October 24, 2006, our Board approved a Change of Control Severance Plan for Executives (“Executive Change of Control Plan”), which became effective on that date. The plan covers our executive officers and certain key employees, provided that they are not already party to pre-existing change of control agreements with us. All of our named executive officers, however, are parties to pre-existing change of control agreements and therefore may not participate in the plan at this time.

Severance Benefit Plan

Our Severance Benefit Plan (“Severance Benefit Plan”) is an unfunded plan that provides for severance benefits to eligible employees, including our executive officers, in certain instances based upon years of completed service. The severance benefits are comprised of:

•	a cash payment of two weeks of pay for every year of completed service, with a minimum of 12 weeks of pay and a maximum of 52 weeks of pay;

•	a pro-rated STIP payment based on the number of months of employment during the calendar year of termination;

•	six months of reduced-rate contributions under our medical and dental plans; and

•	twelve weeks of coverage under our employee assistance plan.

Because all of our named executive officers are parties to pre-existing change of control agreements, they are not eligible to receive severance benefits under our Severance Benefit Plan in the event of a change of control of the Company.

Perquisites:  We do not consider perquisites to be a principal element of executive compensation. In 2006, certain of our executive officers received non-material personal benefits in the following circumstances: a club membership and an executive physical examination.

Other Compensation Matters

Health and Welfare Programs

We offer a number of other benefits to our executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include medical, dental and vision insurance, long-term disability (“LTD”) and short-term disability insurance, life and accidental death and dismemberment insurance (“AD&D”), health and dependent care flexible spending accounts, relocation/expatriate programs and services, educational assistance, employee assistance and certain other benefits.

Indemnification Agreements

We have entered into an indemnification agreement with each of our non-employee directors and our executive officers. These agreements provide for us to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or executive officers and to advance their expenses incurred as a result of a proceeding as to which they may be indemnified. We also cover such persons under a directors’ and officers’ liability insurance policy that we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and are in addition to any other rights the individual may have under our Certificate of Incorporation, By-laws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executive officers and non-employee directors.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits our ability to deduct annual compensation in excess of $1,000,000 that is paid to our CEO or any other of our named executive officers, unless that compensation is “performance-based compensation” within the meaning of Section 162(m) and the regulations promulgated thereunder. We believe that all of the stock options granted under the 1992 Plan qualify as performance-based compensation and therefore are not subject to the deduction limitation of Section 162(m). However, the salary and bonuses paid to our executive officers, certain restricted stock and performance units awards, and certain payments provided for under our change of control agreements with the executive officers are not exempt from this deduction limit.

Section 280G of the Internal Revenue Code limits our ability to deduct amounts paid to certain disqualified individuals, including our executive officers, that are treated as excess parachute payments. Excess parachute payments are also subject to an excise tax payable by the recipient of such payment. Parachute payments are payments that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of our assets, and they become excess parachute payments with respect to a disqualified individual to the extent that the total amount of the parachute payments made to such individual exceeds a certain threshold amount. Examples of the types of payments that could give rise to parachute payments are the accelerated vesting of stock options and restricted stock upon a change of control and severance payments made upon a termination of employment in connection with a change of control.

We consider tax deductibility in the design and administration of our executive officer compensation plans and programs. However, we believe that it is in the best interests of the Company and its stockholders that we retain flexibility and discretion to make compensation awards, whether or not deductible, when such awards are consistent with the strategic goals of the Company.

Rules under generally accepted accounting principles determine the manner in which we account in our financial statements for grants of equity-based compensation to our employees. Our accounting policies for equity-based compensation are further discussed in Notes to Consolidated Financial Statements, Footnotes 2 and 9, of our 2006 Form 10-K.

REPORT OF THE COMPENSATION, BENEFITS
AND STOCK OPTION COMMITTEE
ON EXECUTIVE COMPENSATION

The following report of the Compensation, Benefits and Stock Option Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this proxy statement, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), and the information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

The Compensation, Benefits and Stock Option Committee has reviewed the Compensation Discussion and Analysis contained in this Proxy Statement and discussed this disclosure with management. Based on this review and discussions with management, the Compensation, Benefits and Stock Option Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

March 22, 2007

Compensation, Benefits and
Stock Option Committee

Kirby L. Hedrick, Chair
Jeffrey L. Berenson
Edward F. Cox

Summary Compensation Table

The following table sets forth certain summary information concerning the compensation earned by our CEO and Chief Financial Officer and each of our three most-highly compensated executive officers other than the CEO and Chief Financial Officer (collectively, “named executive officers”) during 2006.

							Change in
							Pension Value
							and Non-
						Non-Equity	Qualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and		Salary		Awards	Awards	Compensation	Compensation	Compensation	Total
Principal Position	Year	($)(1)	Bonus($)	($)(2)	($)(3)	($)(4)	Earnings ($)(5)	($)(6)	($)
Charles D. Davidson	2006	$966,676	—	$666,574	$1,080,668	$3,378,625	$561,828	$64,380	$6,718,751
President and Chief Executive Officer
Chris Tong	2006	385,420	—	292,657	380,552	775,559	81,510	24,971	1,940,669
Senior Vice President and Chief Financial Officer
David L. Stover	2006	416,671	—	160,392	233,659	1,098,591	85,170	33,262	2,027,745
Executive Vice President and Chief Operating Officer
Alan R. Bullington	2006	365,004	—	123,321	209,899	740,705	221,465	30,700	1,691,094
Senior Vice President — International Division
Susan M. Cunningham	2006	385,420	—	167,964	249,118	760,857	104,529	17,246	1,685,134
Senior Vice President — Exploration and Corporate Reserves

(1)	Reflects salary earned in 2006. Certain of our named executive officers deferred a portion of their 2006 base salaries under our Deferred Compensation Plan: Mr. Davidson deferred 45% ($435,004); Mr. Tong deferred 20% ($77,084); Mr. Stover deferred 5% ($20,834); and Mr. Bullington deferred 50% ($182,502).

(2)	Reflects the compensation expense recognized in our financial statements for the 2006 fiscal year for restricted stock granted under our 1992 Plan to our named executive officers. Compensation expense was computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”). A discussion of the assumptions used in calculating these values may be found in Note 9 to our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Dividends payable on the restricted stock were accounted for under SFAS 123(R). Shares of restricted stock granted in 2004 and 2006, and a portion of the shares granted in 2005, will vest on the third anniversary of the grant date if specified performance goals are satisfied. Performance goals are satisfied if total stockholder return is at or above the 25th percentile of the total stockholder return for our Compensation Peer Group at the time of grant. The remaining shares of restricted stock granted in 2005 to our named executive officers will vest on the third anniversary of the grant date. The vesting of these shares is not contingent upon the satisfaction of any performance goals. See the Grants of Plan Based Awards table for information on restricted stock granted in 2006.

(3)	Reflects the compensation expense recognized in our financial statements for the 2006 fiscal year for nonqualified stock options granted under our 1992 Plan to our named executive officers. Compensation expense was computed in accordance with SFAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 9 to our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Options represent the right to purchase shares of common stock at a price per share equal to fair market value on the date of grant, respectively. Options will vest ratably over three years in equal installments (33.33%) on the first, second and third anniversaries of the date of grant. Vesting of these options is not contingent upon the satisfaction of any performance goals, although none of the options may be exercised before the first anniversary (absent a change of control of the Company) or after the tenth anniversary of the date of grant. See the Grants of Plan Based Awards table for information on stock options granted in 2006.

(4)	Reflects payments under our STIP based on the achievement of certain performance goals during the 2006 fiscal year. STIP awards earned during the 2006 fiscal year were paid or deferred in February 2007 as follows: Mr. Davidson — $2,562,500; Mr. Tong — $649,965; Mr. Stover — $977,262; Mr. Bullington — $619,376; and Ms. Cunningham — $599,717. Also includes payout for performance units granted in 2004 for the performance period beginning on January 1, 2004 and ending on December 31, 2006 as follows: Mr. Davidson — $816,125; Mr. Tong — $125,594; Mr. Stover — $121,329; Mr. Bullington — $121,329; and Ms. Cunningham — $161,140.

(5)	Reflects the aggregate increase in actuarial present value of the named executive officer’s benefits under our Retirement Plan and our Restoration Plan during 2006 as follows: Mr. Davidson — $467,766; Mr. Tong — $78,688; Mr. Stover — $77,117; Mr. Bullington — $205,662; and Ms. Cunningham — $104,529. Beginning of year values for calculating the aggregate increase in actuarial present value reflect a 5.5% discount rate; end of year values reflect a 5.75% discount rate. Present values are based on the same actuarial assumptions and measurement dates disclosed in Note 11 to our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC, except that for purposes of the present value calculations participants are assumed to work until age 65 and commence their benefits at that time. Also includes above-market Deferred Compensation Plan earnings based on the difference between the 2006 plan crediting rate of 6.9% and 120% of the annual long-term Applicable Federal Rate as of September 2005 (5.43%) as follows: Mr. Davidson — $94,062; Mr. Tong — $2,822; Mr. Stover — $8,053; Mr. Bullington — $15,803; and Ms. Cunningham — $0.

(6)	Includes (a) Thrift Plan matching contributions for each named executive officer ($13,200); (b) club memberships paid for Messrs. Davidson ($3,964), Stover ($4,516), and Bullington ($5,213); (c) matching contributions to our Deferred Compensation Plan for Messrs. Davidson ($44,800), Tong ($9,925), Stover ($11,800), and Bullington ($8,700); (d) premiums paid for group term life insurance and AD&D coverage for each named executive officer as follows: Mr. Davidson — $2,280; Mr. Tong — $1,710; Mr. Stover — $1,710; Mr. Bullington — $1,550; and Ms. Cunningham — $1,710; (e) Christmas bonus of $100 for each named executive officer, grossed up for income and payroll taxes; and (f) the value of physical examinations provided in 2006 for Messrs. Stover and Bullington ($1,900 each) and Ms. Cunningham ($2,200).

As reflected in the table above, the salary received by each of our named executive officers as a percentage of their respective total compensation during 2006 was as follows: Mr. Davidson — 14.4%; Mr. Tong — 19.9%; Mr. Stover — 20.6%; Mr. Bullington — 21.6%; and Ms. Cunningham — 22.9%.

Grants of Plan Based Awards

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2006.

											All
										All	Other
										Other	Option	Exercise or	Grant
			Estimated Future Payouts Under				Estimated Future			Stock	Awards:	Base	Date
			Non-Equity Incentive Plan Awards(2)				Payouts Under Equity			Awards:	Number of	Price of	Fair
							Incentive Plan Awards(3)			Number of	Securities	Option	Value of
					$1.00 per	$2.00 per				Shares of	Underlying	Awards	Stock and
	Approval	Grant	Units	Threshold	Target	Max		Target		Stock or	Options	($/Sh)	Option
Name	Date(1)	Date(1)	Granted	($)	($)	($)	Threshold	(#)	Max	Units (#)	(#)(4)	(5)	Awards(6)
Charles D. Davidson	1/23/2006	2/1/2006	1,641,196	$0	$1,641,196	$3,282,392		17,181		0	77,957	$45.94	$1,954,198

Chris Tong	1/23/2006	2/1/2006	336,413	0	336,413	672,826		3,522		0	15,980	45.94	400,587

David L. Stover	1/23/2006	2/1/2006	336,413	0	336,413	672,826		3,522		0	15,980	45.94	400,587

Alan R. Bullington	1/23/2006	2/1/2006	305,014	0	305,014	610,028		3,193		0	14,488	45.94	363,179

Susan M. Cunningham	1/23/2006	2/1/2006	336,413	0	336,413	672,826		3,522		0	15,980	45.94	400,587

(1)	Awards were approved at our January 2006 Compensation Committee meeting; grants were effective and priced February 1, 2006.

(2)	Represents the grant of performance units under our LTIP in 2006. These columns show the number of performance units granted to each named executive officer under our LTIP and the potential value of the payout if the threshold, target or maximum goals are satisfied for the stated performance measures. Performance units have a target value of $1.00 per unit with a maximum payout of $2.00 per unit. Performance units will vest at the end of a three-year performance period (2006-2008) if specified performance objectives are met. The potential payouts are performance-driven and therefore are completely at risk. The performance objectives for determining the payout are described in the Compensation Discussion & Analysis (“CD&A”).

(3)	Represents the shares of restricted stock granted under our 1992 Plan in 2006. The shares will vest on February 1, 2009 if specified performance goals are satisfied. Performance goals for determining vesting are described in the CD&A under the heading “Long-Term Incentive Plan.” Dividends declared on shares of restricted stock are accrued during the three-year restricted period. Accrued dividends will be paid upon vesting of restricted shares at the end of the performance period. Dividends accrued during 2006 as follows: Mr. Davidson — $4,725; Mr. Tong — $969; Mr. Stover — $969; Mr. Bullington — $878; and Ms. Cunningham — $969.

(4)	Represents grant of nonqualified stock options under our 1992 Plan. Options represent the right to purchase shares of common stock at the price per share (equal to fair market value on the date of grant) indicated in the table. Options will vest ratably over three years in equal installments (33.33%) on the first, second and third anniversaries of the date of grant.

(5)	Exercise price at “fair market value” is defined in our 1992 Plan as the average of the reported high and low trading price of our common stock on the New York Stock Exchange on the date of grant. The closing price of our common stock on February 1, 2006 was $45.10.

(6)	Reflects grant date fair value of restricted stock and nonqualified stock options granted to our named executive officers on February 1, 2006 determined pursuant to SFAS 123(R). Dividends payable on restricted stock awards are accounted for under SFAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 9 to our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. Grant date fair value of stock options reported above is as follows: Mr. Davidson — $1,275,377; Mr. Tong — $261,433; Mr. Stover — $261,433; Mr. Bullington — $237,024; and Ms. Cunningham — $261,433. Grant date fair value of restricted stock reported above is as follows: Mr. Davidson — $678,821; Mr. Tong — $139,154; Mr. Stover — $139,154; Mr. Bullington — $126,155; and Ms. Cunningham — $139,154.

2006 Compensation of CEO

Our Compensation Committee, with input from our other directors, evaluates Mr. Davidson’s performance, with that evaluation supporting the determination of Mr. Davidson’s compensation level. Among the Company’s 2006 accomplishments under Mr. Davidson’s leadership were:

•	the highest stockholder return among our Compensation Peer Group for the 2006 fiscal year;

•	record net income of approximately $678.4 million, or $3.86 per basic share;

•	record discretionary cash flow of approximately $2.1 billion;

•	total reserve additions of approximately 119 million barrels of oil equivalent;

•	a 28 percent increase in daily equivalent production compared to 2005;

•	completion of the sale of our Gulf of Mexico shelf assets;

•	production start-up of Lorien and Ticonderoga deepwater Gulf of Mexico projects; and

•	achievement of various other project and performance milestones.

Mr. Davidson earned a total salary of $966,676 in 2006, which reflects an increase in base salary from $925,000 to $1,025,000 effective August 1, 2006. Based on the results of Towers Perrin’s review of 2006 executive compensation, our Compensation Committee determined that this increase was appropriate to more closely approximate market median for Mr. Davidson’s position relative to our Compensation Peer Group giving consideration to the scope and nature of our operations.

Mr. Davidson received a total STIP payment of $2,562,500 in February 2007, based on our Compensation Committee’s review of overall performance of the Company for the 2006 fiscal year, as well as Mr. Davidson’s performance as measured by predetermined operational and financial goals for 2006, considering the Company’s 2006 accomplishments under Mr. Davidson’s leadership.

Mr. Davidson was granted awards under our LTIP of 77,957 stock options, 17,181 shares of restricted stock and 1,641,196 performance units on February 1, 2006, based in part on market data from Towers Perrin and considering our performance against our Compensation Peer Group and Mr. Davidson’s leadership performance.

We believe that Mr. Davidson’s compensation level is consistent with the objectives of our compensation program, provides an appropriate mix of salary and incentive compensation, rewards leadership performance by Mr. Davidson that has resulted in significant accomplishments by the Company in 2006 and provides motivation for the future achievement of short-term and long-term goals necessary to stockholder value creation.

2006 Compensation of Other Named Executive Officers

In determining the compensation of Messrs. Tong, Stover and Bullington and Ms. Cunningham for 2006, our Compensation Committee compared their relative achievements against the performance goals established for each of them at the beginning of the year. Our Compensation Committee also evaluated each of their respective contributions to the overall performance of the Company, as well as the performance of their respective business units.

Based on the results of Towers Perrin’s review of 2006 executive compensation, our Compensation Committee determined that an increase in base salary for each of our named executive officers was appropriate to more closely approximate market median for their respective positions relative to our Compensation Peer Group giving consideration to the scope and nature of our operations. Effective August 1, 2006, the base salary of Mr. Stover was increased to $475,000 and the base salaries of Messrs. Tong and Bullington and Ms. Cunningham were increased to $400,000.

After reviewing the overall performance of the Company for the 2006 fiscal year and the contributions to that performance of each non-CEO named executive officer and his or her respective business unit, our Compensation Committee approved the following STIP payments: Mr. Tong — $649,965; Mr. Stover — $977,262; Mr. Bullington — $619,376; and Ms. Cunningham - $599,717. The STIP payments for 2006 performance for these named executive officers increased approximately 62%, 139%, 76% and 65%, respectively, over 2005. In each case, the STIP payment amounts were determined based on an evaluation of Company, business and individual performance, as relevant, against the performance goals established at the beginning of the year for each named executive officer. We believe that these STIP payments are appropriate in light of the Company’s performance in 2006 and reflect the relative contributions of these executive officers.

On February 1, 2006, Messrs. Tong and Stover and Ms. Cunningham were each granted awards under our LTIP of 15,980 stock options, 3,522 shares of restricted stock and 336,413 performance units. On that same date, Mr. Bullington was granted awards of 14,488 stock options, 3,193 shares of restricted stock and 305,014 performance units. Our Compensation Committee considered the Company’s performance against our Compensation Peer Group plus individual performance in determining the level of these grants. These grants were also based on market data from Towers Perrin regarding our compensation program and appropriate long-term incentive grant levels in light of Compensation Peer Group practices.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to restricted stock and stock options held by our named executive officers as of December 31, 2006.

				Equity Incentive						Equity
				Plan Awards					Market	Incentive Plan		Equity Incentive
				Number of			Number of		Value	Awards:		Plan Awards:
	Number of	Number of		Securities			Shares or		of Shares	Number of		Market or Payout
	Securities	Securities		Underlying			Units of		or Units of	Unearned		Value of Unearned
	Underlying	Underlying		Unexercised			Stock		Stock	Shares, Units or		Shares, Units or
	Unexercised	Unexercised		Unearned	Option	Option	Held That		Held That	Other Rights		Other Rights That
	Options (#	Options (#		Options	Exercise	Expiration	Have Not		Have Not	That Have Not		Have Not Vested
Name	Exercisable)	Unexercisable)		(#)	Price ($)	Date	Vested (#)		Vested	Vested (#)		($)(10)
Charles D. Davidson	160,000			—	$18.9375	10/2/2010	8,700	(8)	$426,909	22,320	(6)	$1,095,242
	120,000				21.6105	1/29/2011	6,000	(13)	294,420	12,000	(7)	588,840
	154,000				16.2700	2/1/2012				17,181	(9)	843,072
	150,000				17.6825	2/1/2013
	57,720	28,860	(1)		22.2325	2/1/2014
	19,618	39,234	(2)		29.8700	2/1/2015
	7,184	14,366	(3)		32.7925	5/16/2015
	4,000	8,000	(4)		41.4650	8/1/2015
		77,957	(5)		45.9400	2/1/2016
Chris Tong	16,667	33,333	(11)	—	29.8800	1/3/2015	16,000	(12)	785,120	3,176	(7)	155,846
	5,194	10,386	(2)		29.8700	2/1/2015	4,000	(13)	196,280	3,522	(9)	172,825
	2,667	5,333	(4)		41.4650	8/1/2015
		15,980	(5)		45.9400	2/1/2016
David L. Stover	15,000			—	20.0350	12/16/2012	4,000	(13)	196,280	3,318	(6)	162,814
	40,000				17.6825	2/1/2013				3,176	(7)	155,846
	8,581	4,291	(1)		22.2325	2/1/2014				3,522	(9)	172,825
	5,194	10,386	(2)		29.8700	2/1/2015
	2,667	5,333	(4)		41.4650	8/1/2015
		15,980	(5)		45.9400	2/1/2016
Alan R. Bullington	6,000			—	21.6105	1/29/2011	2,000	(13)	98,140	3,318	(6)	162,814
	40,000				16.2700	2/1/2012				3,176	(7)	155,846
	40,000				17.6825	2/1/2013				3,193	(9)	156,681
	8,581	4,291	(1)		22.2325	2/1/2014
	5,194	10,386	(2)		29.8700	2/1/2015
	1,667	3,333	(4)		41.4650	8/1/2015
		14,488	(5)		45.9400	2/1/2016
Susan M. Cunningham	40,000			—	20.9250	4/23/2011	4,000	(13)	196,280	4,406	(6)	216,202
	54,000				16.2700	2/1/2012				3,176	(7)	155,846
	50,000				17.6825	2/1/2013				3,522	(9)	172,825
	11,396	5,698	(1)		22.2325	2/1/2014
	5,194	10,386	(2)		29.8700	2/1/2015
	2,667	5,333	(4)		41.4650	8/1/2015
		15,980	(5)		45.9400	2/1/2016

(1)	Remaining stock options vested February 1, 2007.

(2)	50% of stock options vested February 1, 2007; 50% of stock options vest February 1, 2008.

(3)	50% of stock options vest May 16, 2007; 50% of stock options vest May 16, 2008.

(4)	50% of stock options vest August 1, 2007; 50% of stock options vest August 1, 2008.

(5)	33 1/3% of stock options vested February 1, 2007; 33 1/3% of stock options vest February 1, 2008; and 33 1/3 of stock options vest February 1, 2009.

(6)	Restricted stock vested February 1, 2007, as performance goals were satisfied. The performance goals for determining vesting are described in the CD&A under the heading “Long-Term Incentive Plan.”

(7)	Restricted stock vests February 1, 2008 if performance goals are satisfied. The performance goals for determining vesting are described in the CD&A under the heading “Long-Term Incentive Plan.”

(8)	Restricted stock vests May 16, 2008.

(9)	Restricted stock vests February 1, 2009 if performance goals are satisfied. The performance goals for determining vesting are described in the CD&A under the heading “Long-Term Incentive Plan.”

(10)	Market value based on December 29, 2006 closing price of $49.07.

(11)	50% of stock options vested January 3, 2007; 50% of stock options vest January 3, 2008.

(12)	Restricted stock vests on January 3, 2008.

(13)	Restricted stock vests February 1, 2008.

Stock Option Exercises and Stock Vesting

The following table sets forth certain information with respect to vesting of restricted stock and the exercise of stock options held by our named executive officers during fiscal year 2006.

Option Awards
Stock Awards
Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise (#)	Exercise ($)	Acquired on Vesting (#)	Vesting ($)
Charles D. Davidson	—	—	—	—
Chris Tong	—	—	—	—
David L. Stover	—	—	—	—
Alan R. Bullington(1)	18,000	$569,610	—	—
Susan M. Cunningham	—	—	—	—

(1)	Mr. Bullington exercised 18,000 stock options on November 29, 2006, under a Rule 10b5-1 trading plan, with an exercise price of $21.605. Fair market value at the time of exercise ranged from $52.25 to $54.25.

Pension Benefits

The amounts reported in the table below reflect the present value of accumulated benefits as of December 31, 2006 for the named executive officers under our Retirement Plan and Restoration Plan. The estimates assume that benefits are received in the form of a ten-year certain and life annuity.

		Number of
		Years of	Present Value of	Payments During
		Credited	Accumulated	Last Fiscal Year
Name	Plan Name	Service(1)	Benefit ($)(2)	($)
Charles D. Davidson	Retirement Plan	6	$182,421	$0
	Restoration Plan	6	1,186,991	0
Chris Tong	Retirement Plan	2	42,712	0
	Restoration Plan	2	70,526	0
David L. Stover	Retirement Plan	4	75,022	0
	Restoration Plan	4	112,343	0
Alan R. Bullington	Retirement Plan	16	350,538	0
	Restoration Plan	16	480,338	0
Susan M. Cunningham	Retirement Plan	6	129,220	0
	Restoration Plan	6	214,215	0

(1)	Messrs. Davidson and Bullington and Ms. Cunningham are fully vested in their retirement benefits. Messrs. Davidson and Bullington are currently eligible for early retirement under the plans. If Mr. Davidson commences his retirement benefits immediately following retirement on December 31, 2006, his monthly benefits from our Retirement Plan and Restoration Plan, reduced for early retirement, would be $1,533 and $9,867, respectively. If Mr. Bullington commences his retirement benefits immediately following retirement on December 31, 2006, his monthly benefits from our Retirement Plan and Restoration Plan, reduced for early retirement, would be $2,800 and $3,562, respectively.

(2)	Represents the actuarial present value of the accumulated pension benefits for our named executive officers as of December 31, 2006 under our Retirement Plan and Restoration Plan. Present values are based on the same actuarial assumptions and measurement dates utilized in our Form 10-K filing for the year ended December 31, 2006 except that, for purposes of the present value calculations, participants are assumed to work until age 65 and commence their benefits at that time.

Nonqualified Deferred Compensation Table

The following table sets forth certain information with respect to contributions made to our Deferred Compensation Plan by our named executive officers during fiscal year 2006.

				Aggregate
	Executive	Registrant	Aggregate	Withdrawals/
	Contributions in	Contributions in	Earnings	Distributions in	Aggregate Balance at
Name	Last FY ($)(1)	Last FY ($)(2)	in Last FY ($)(3)	Last FY	Last FYE ($)(4)
Charles D. Davidson	$1,637,504	$44,800	$431,127	$0	$6,869,592
Chris Tong	177,007	9,925	12,968	0	251,923
David L. Stover	163,953	11,800	36,913	0	588,896
Alan R. Bullington	534,528	8,700	72,491	0	1,230,915
Susan M. Cunningham	0	0	0	0	0

(1)	Mr. Davidson deferred 100% of the STIP payment he earned in 2005 (otherwise payable in 2006) ($1,202,500) and 45% ($435,004) of base salary in 2006. Mr. Tong deferred 25% of the STIP payment he earned in 2005 (otherwise payable in 2006) ($99,924) and 20% ($77,083) of base salary in 2006. Mr. Stover deferred 35% of the STIP payment he earned in 2005 (otherwise payable in 2006) ($143,120) and 5% ($20,833) of base salary in 2006. Mr. Bullington deferred 100% of the STIP payment he earned in 2005 (otherwise payable in 2006) ($352,028) and 50% ($182,500) of base salary in 2006.

(2)	Represents matching contributions of 100% of the first 6% of base salary deferred, to the extent not matched in our Thrift Plan.

(3)	Interest is paid at the greater of 125% of the 120-month rolling average of the 10-year Treasury Note, or the 120-month rolling average of the Prime Rate. Interest paid in 2006 based on Prime Rate average of 6.9%, compounded monthly.

(4)	All named executive officers except Mr. Tong are 100% vested in these balances. Mr. Tong’s vested balance is $241,556. Mr. Tong will be 100% vested on January 1, 2008.

The matching contributions and a portion of the interest earnings credited to the Deferred Compensation Plan accounts of our named executive officers are reflected in the “All Other Compensation” and the “Change in Pension Value” columns of the Summary Compensation Table above, respectively.

Potential Payments and Benefits Upon Termination of Employment

The tables below estimate the amount of compensation payable to each of our named executive officers upon voluntary and involuntary termination of employment, termination following a change of control and in the event of disability or death, in each case effective as of December 31, 2006. The actual amount of compensation payable to each of our named executive officers can only be determined at the time of his or her separation from the Company.

Payments Made Upon Termination

Upon termination of employment for reasons other than disability, death or in connection with a change of control, each named executive officer is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	amounts contributed under our Deferred Compensation Plan;

•	unused vacation pay; and

•	amounts accrued and vested through our Retirement Plan and Restoration Plan.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items identified above, the named executive officer:

•	will have until the earlier of (1) the fifth anniversary of his or her retirement date or (2) the expiration of the remainder of the outstanding ten-year option term, to exercise all stock options that are vested as of his or her retirement date;

•	may be entitled to receive a prorated share of outstanding unvested restricted stock and performance unit awards at such time as the performance criteria associated with the awards is satisfied;

•	may elect to continue to participate in our medical and dental plans at subsidized retiree rates until he or she reaches age 65 (continued coverage for medical and dental benefits for the named executive officer’s dependents may also be elected at subsidized retiree rates); and

•	may continue to receive life insurance coverage until the attainment of age 65 at subsidized premium rates.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the named executive officer or his or her named beneficiary will receive benefits under our disability plan or payments under our life insurance plan, as appropriate.

Payments Made Upon a Change of Control

We have entered into change of control agreements with each of our named executive officers. If a named executive officer’s employment is terminated within two years after a change of control of the Company, he or she may be entitled to receive certain severance benefits pursuant to the terms of his or her change of control agreement. These benefits are described above more fully in the CD&A under the heading “Change of Control Arrangements.”

Charles D. Davidson

The following table shows the potential payments to Mr. Davidson, President, CEO and Chairman of our Board, in the event of his termination of employment as of December 31, 2006.

					Involuntary Termination or
					Termination without Cause
	Voluntary		Involuntary		in Connection with a
Executive Benefits and	Termination on		Termination on		Change of Control on		Disability on
Payments Upon Separation	12/31/06(1)		12/31/2006(1)		12/31/2006		12/31/2006(1)		Death on 12/31/2006
Compensation:
Severance	—		—	(10)	$6,129,500	(11)	—		—
STIP Payments	—	(2)	—	(2)	1,025,000	(11)	—	(2)	—	(2)
Stock Options	$19,949,409	(3)	$19,949,409	(3)	22,015,920	(12)	$19,949,409	(3)	$19,949,409	(3)
Restricted Stock	2,249,712	(4)	2,249,712	(4)	3,248,483	(13)	2,249,712	(4)	2,249,712	(4)
Performance Units	2,060,265	(5)	2,060,265	(5)	3,394,396	(14)	2,060,265	(5)	2,060,265	(5)
Benefits and Perquisites:
Retirement Plans	1,369,412	(6)	1,369,412	(6)	1,369,412	(6)	2,597,817	(18)	1,054,672	(20)
Deferred Compensation Plan	6,869,592	(7)	6,869,592	(7)	6,869,592	(7)	6,869,592	(7)	6,869,592	(7)
Health & Welfare Benefits	109,677	(8)	109,677	(8)	112,142	(15)	109,677	(8)	—
Disability Income	—		—		—		—	(19)	—
Life Insurance Benefits	—		—		—		—		1,000,000	(21)
Excise Tax & Gross-Up	—		—		5,200,000	(16)	—		—
Accrued Vacation Pay	—	(9)	—	(9)	—	(9)	—		—	(9)
Employment Services	—		—		15,000	(17)	—		—
TOTAL	$32,608,067		$32,608,067		$49,379,445		$33,836,472		$33,183,650

(1)	Mr. Davidson was eligible for early retirement as of December 31, 2006. Upon his termination of employment, he will be entitled to retiree benefits under all of our benefit plans.

(2)	Mr. Davidson would not be entitled to a STIP payment for 2006 in the event of his termination of employment on December 31, 2006, other than in the event of a change of control. Employees must be employed on the STIP payment date (February 2007) in order to receive payment.

(3)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 29, 2006 ($49.07) on all stock options vested and exercisable as of December 31, 2006.

(4)	As a retiree, or due to termination as a result of disability or death, Mr. Davidson or his named beneficiary may be entitled to a prorated portion of all unvested restricted stock awards. The prorated portion of these awards will only vest at the end of each restricted period if the performance goals for that period have been satisfied. The prorated portion is based on the number of months of service completed by Mr. Davidson during the restricted period. Value is based on the closing price of our common stock on December 29, 2006 ($49.07). We have assumed that the performance goals will be satisfied and the following prorated awards will vest: 2004 award — 100% of shares awarded will vest in 2007 (22,320 shares); 2005 award — two-thirds of shares awarded will vest in 2008 (17,800 shares); and 2006 award — one-third of shares awarded (5,727 shares) will vest in 2009.

(5)	As a retiree, or due to termination as a result of disability or death, Mr. Davidson or his named beneficiary may be entitled to a prorated portion of all unvested performance unit awards. The prorated portion of these awards may vest at the end of each performance period based on the level of achievement of the applicable performance objectives for that period. The prorated portion is based on the number of months of service completed by Mr. Davidson during the performance period. Value is based on the assumption that performance units will payout at target level. We have assumed that the performance objectives will be satisfied and the following prorated awards will vest: 2004 award — 100% of units awarded will vest in 2007 (1,033,200 units); 2005 award — two-thirds of units awarded will vest in 2008 (480,000 units); and 2006 award — one-third of units awarded (547,065 units) will vest in 2009.

(6)	Reflects the present value of Mr. Davidson’s accrued benefits under our Retirement Plan and Restoration Plan. Based on a December 31, 2006 termination date, Mr. Davidson’s monthly age 65 retirement benefits from our Retirement Plan and Restoration Plan would be $2,128 and $13,678, respectively. If Mr. Davidson commences his retirement benefits immediately following retirement on December 31, 2006, his monthly benefits from our Retirement Plan and Restoration Plan, reduced for early retirement, would be $1,533 and $9,867, respectively.

(7)	Reflects Mr. Davidson’s current vested balance in our Deferred Compensation Plan.

(8)	Reflects the present value of expected future medical and dental benefits that will be paid by the Company in connection with Mr. Davidson’s participation in the medical and dental plans as a retiree. Assumptions used for this calculation are the same assumptions disclosed in Note 11 to our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC, for post-retirement calculations.

(9)	Mr. Davidson is entitled to five weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Mr. Davidson used all of his vacation during 2006 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2006. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Davidson’s salary.

(10)	Mr. Davidson is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Davidson is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, plus a prorated STIP payment based on his STIP target percentage (100%) for a total payment of $492,788.

(11)	We entered into a Change of Control Agreement with Mr. Davidson that provides for severance benefits in the event that Mr. Davidson’s employment terminates within two years after a change of control of the Company. Under Mr. Davidson’s Change of Control Agreement, if Mr. Davidson is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.99 times his annual cash compensation (consisting of annual salary and STIP). Mr. Davidson is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.

(12)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 29, 2006 ($49.07) on all stock options held by Mr. Davidson as of December 31, 2006.

(13)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Mr. Davidson on December 31, 2006 based on the closing price of our common stock on December 29, 2006 ($49.07).

(14)	Vesting of performance units accelerates in the event of a change of control. Represents the value of all unvested performance units held by Mr. Davidson on December 31, 2006 based on a target value of $1.00 per unit.

(15)	Mr. Davidson’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 36 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits. Mr. Davidson is also entitled to continue his medical and dental coverage following this 36-month period as a participant in our retiree medical plan at subsidized premium rates as discussed above. The value reflected also includes the present value of the expected future medical and dental benefits that will be paid by us in connection with Mr. Davidson’s participation in the retiree medical plan following the 36-month period.

(16)	Mr. Davidson is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Mr. Davidson based on a December 31, 2006 change of control and the closing price of our common stock on December 29, 2006 of $49.07 is $5,200,000.

(17)	Mr. Davidson’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(18)	In the event of Mr. Davidson’s termination of employment due to permanent and total disability, his age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if he had continued to work until age 65. The value reflected represents the actuarial present value of Mr. Davidson’s age 65 benefits based on a disability date of December 31, 2006. The calculation is based on Mr. Davidson’s final average compensation as of his date of disability. Upon commencement of his benefits at age 65, Mr. Davidson’s monthly benefit from our Retirement Plan and Restoration Plan will be $36,950. In the event that Mr. Davidson elects to immediately commence his retirement benefits, the amounts payable will be as described in Note 6 above.

(19)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(20)	In the event of Mr. Davidson’s death while an active employee, his named beneficiary is entitled to a death benefit under our Retirement Plan and Restoration Plan. The death benefit payable in the event of his death on December 31, 2006 is $1,054,672. This lump sum payment was calculated using a 4.69% interest rate (the 30-year Treasury rate for November 2006) and the GAR 1994 mortality tables as required by our Retirement Plan and Restoration Plan. The accrued death benefit was reduced for early commencement.

(21)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

Chris Tong

The following table shows the potential payments to Mr. Tong, Senior Vice President and Chief Financial Officer of the Company, in the event of his termination of employment as of December 31, 2006.

					Involuntary Termination or
					Termination without Cause
	Voluntary		Involuntary		in Connection with a
Executive Benefits and	Termination on		Termination on		Change of Control on		Disability on		Death on
Payments Upon Separation	12/31/06		12/31/2006		12/31/2006		12/31/2006		12/31/2006
Compensation:
Severance	—		—	(9)	$1,750,000	(10)	—		—
STIP Payments	—	(1)	—	(1)	300,000	(10)	—	(1)	—	(1)
Stock Options	$439,847	(2)	$439,847	(2)	1,369,493	(11)	$439,847	(2)	$439,847	(2)
Restricted Stock	—	(3)	785,120	(23)	1,310,071	(12)	815,772	(17)	815,772	(17)
Performance Units	—	(4)	—	(4)	686,013	(13)	398,204	(18)	398,204	(18)
Benefits and Perquisites:
Retirement Plans	—	(5)	—	(5)	—	(5)	768,251	(19)	41,708	(21)
Deferred Compensation Plan	241,556	(6)	241,556	(6)	241,556	(6)	241,556	(6)	241,556	(6)
Health & Welfare Benefits	—	(7)	—	(7)	44,421	(14)	—	(7)	—
Disability Income	—		—		—		—	(20)	—
Life Insurance Benefits	—		—		—		—		800,000	(22)
Excise Tax & Gross-Up	—		—		1,500,000	(15)	—		—
Accrued Vacation Pay	—	(8)	—	(8)	—		—		—
Employment Services	—		—		15,000	(16)	—		—
TOTAL	$681,403		$1,466,523		$7,216,554		$2,663,630		$2,737,087

(1)	Mr. Tong would not be entitled to a STIP payment for 2006 in the event of his termination of employment on December 31, 2006, other than in the event of a change of control. Employees must be employed on the STIP payment date (February 2007) in order to receive payment.

(2)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 29, 2006 ($49.07) on all stock options vested and exercisable as of December 31, 2006.

(3)	All unvested shares of restricted stock will be forfeited upon Mr. Tong’s voluntary termination of employment on December 31, 2006, including 2005 award — 23,176 shares and 2006 award — 3,522 shares; provided, however, that 16,000 shares of Mr. Tong’s 2006 restricted stock award will vest in the event of his termination by the Company without cause.

(4)	All unvested performance units will be forfeited upon Mr. Tong’s termination of employment on December 31, 2006. The following performance units will be forfeited: 2004 award — 159,000 units, 2005 award — 190,600 units and 2006 award — 336,413 units.

(5)	Mr. Tong is not vested in either our Retirement Plan or our Restoration Plan.

(6)	Reflects Mr. Tong’s current vested balance in our Deferred Compensation Plan.

(7)	Mr. Tong would not be eligible to participate in our retiree medical and dental plans in the event of his termination of employment on December 31, 2006.

(8)	Mr. Tong is entitled to five weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Mr. Tong used all of his vacation during 2006 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2006. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Tong’s salary.

(9)	Mr. Tong is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Tong is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, plus a STIP payment based on his STIP target percentage (75%) for a total payment of $167,308.

(10)	We entered into a Change of Control Agreement with Mr. Tong that provides for severance benefits in the event that Mr. Tong’s employment terminates within two years after a change of control of the Company.

Under Mr. Tong’s Change of Control Agreement, if Mr. Tong is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.5 times his annual cash compensation (consisting of annual salary and STIP). Mr. Tong is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.

(11)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 29, 2006 ($49.07) on all stock options held by Mr. Tong as of December 31, 2006.

(12)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Mr. Tong on December 31, 2006 based on the closing price of our common stock on December 29, 2006 ($49.07).

(13)	Vesting of performance units accelerates in the event of a change of control. Represents the value of all unvested performance units held by Mr. Tong on December 31, 2006 based on a target value of $1.00 per unit.

(14)	Mr. Tong’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits.

(15)	Mr. Tong is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Mr. Tong based on a December 31, 2006 change of control and the closing price of our common stock on December 29, 2006 of $49.07 is $1,500,000.

(16)	Mr. Tong’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(17)	In the event of termination of employment as a result of disability or death, Mr. Tong or his named beneficiary may be entitled to a prorated portion of all unvested restricted stock awards. The prorated portion of these awards will only vest at the end of each restricted period if the performance goals for that period have been satisfied. The prorated portion is based on the number of months of service completed by Mr. Tong during the restricted period. Value is based on the closing price of our common stock as of December 29, 2006 ($49.07). We have assumed that the performance goals will be satisfied and the following prorated awards will vest: 2005 award — two-thirds of the shares awarded will vest in 2008 (15,451 shares); and 2006 award — one-third of shares awarded (1,174 shares) will vest in 2009.

(18)	In the event of termination of employment as a result of disability or death, Mr. Tong or his named beneficiary may be entitled to a prorated portion of all unvested performance unit awards. The prorated portion of these awards may vest at the end of each performance period based on the level of achievement of the applicable performance goals for that period. The prorated portion is based on the number of months of service completed by Mr. Tong during the performance period. Value is based on the assumption that performance units will payout at target level. We have assumed that the performance goals will be satisfied and the following prorated awards will vest: 2004 award — 100% of units awarded will vest in 2007 (159,000 units); 2005 award — two thirds of the units awarded will vest in 2008 (127,067 units); and 2006 award — one-third of units awarded (112,138 units) will vest in 2009.

(19)	In the event of Mr. Tong’s termination of employment due to permanent and total disability, his age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if he had continued to work until age 65. The value reflected represents the actuarial present value of Mr. Tong’s age 65 benefits based on a disability date of December 31, 2006. The calculation is based on Mr. Tong’s final average compensation as of his date of disability. Upon commencement of his benefits at age 65, Mr. Tong’s monthly benefit from our Retirement Plan and Restoration Plan would be $15,716. Mr. Tong is not eligible to commence his benefits prior to age 65.

(20)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(21)	In the event of Mr. Tong’s death while an active employee, his named beneficiary is entitled to a death benefit under the Retirement Plan and Restoration Plan. The death benefit payable in the event of Mr. Tong’s death on December 31, 2006 is $41,708. This lump sum payment was calculated using a 4.69% interest rate (the 30-year Treasury rate for November 2006) and the GAR 1994 mortality tables as required by the Retirement Plan and Restoration Plan documents. The accrued death benefit was reduced for early commencement.

(22)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

(23)	Represents the value of 16,000 shares of unvested restricted stock granted in January 2005 that will immediately vest in the event of Mr. Tong’s involuntary termination without cause on December 31, 2006. Value is based on the closing price of our common stock on December 29, 2006 ($49.07). All other unvested shares of restricted stock will be forfeited upon Mr. Tong’s involuntary termination of employment on December 31, 2006, including 2005 awards of 7,176 shares and 2006 awards of 3,522 shares.

David L. Stover

The following table shows the potential payments to Mr. Stover, Executive Vice President and Chief Operating Officer of the Company, in the event of his termination of employment as of December 31, 2006.

					Involuntary Termination or
					Termination without Cause
	Voluntary		Involuntary		in Connection with a
Executive Benefits and	Termination on		Termination on		Change of Control on		Disability on		Death on
Payments Upon Separation	12/31/06		12/31/2006		12/31/2006		12/31/2006		12/31/2006
Compensation:
Severance	—		—	(9)	$2,196,875	(10)	—		—
STIP Payments	—	(1)	—	(1)	403,750	(10)	—	(1)	—	(1)
Stock Options	$2,041,325	(2)	$2,041,325	(2)	2,446,471	(11)	$2,041,325	(2)	$2,041,325	(2)
Restricted Stock	—	(3)	—	(3)	687,765	(12)	455,173	(17)	455,173	(17)
Performance Units	—	(4)	—	(4)	680,613	(13)	392,805	(18)	392,805	(18)
Benefits and Perquisites:
Retirement Plans	—	(5)	—	(5)	—	(5)	756,884	(19)	69,189	(21)
Deferred Compensation Plan	588,896	(6)	588,896	(6)	588,896	(6)	588,896	(6)	588,896	(6)
Health & Welfare Benefits	—	(7)	—	(7)	44,600	(14)	—	(7)	—
Disability Income	—		—		—		—	(20)	—
Life Insurance Benefits	—		—		—		—		950,000	(22)
Excise Tax & Gross-Up	—		—		1,600,000	(15)	—		—
Accrued Vacation Pay	—	(8)	—	(8)	—		—		—
Employment Services	—		—		15,000	(16)	—		—
TOTAL	$2,630,221		$2,630,221		$8,663,970		$4,235,083		$4,497,388

(1)	Mr. Stover would not be entitled to a STIP payment for 2006 in the event of his termination of employment on December 31, 2006, other than in the event of a change of control. Employees must be employed on the STIP payment date (February 2007) in order to receive payment.

(2)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 29, 2006 ($49.07) on all stock options vested and exercisable as of December 31, 2006.

(3)	All unvested shares of restricted stock will be forfeited upon Mr. Stover’s voluntary or involuntary termination of employment on December 31, 2006, including: 2004 award — 3,318 shares; 2005 award — 7,176 shares; and 2006 award — 3,522 shares.

(4)	All unvested performance units will be forfeited upon Mr. Stover’s voluntary or involuntary termination of employment on December 31, 2006. The following performance units will be forfeited: 2004 award — 153,600 units; 2005 award — 190,600 units; and 2006 award — 336,413 units.

(5)	Mr. Stover is not vested in either our Retirement Plan or our Restoration Plan.

(6)	Reflects Mr. Stover’s current vested balance in our Deferred Compensation Plan.

(7)	Mr. Stover would not be eligible to participate in our retiree medical and dental plans in the event of his termination of employment on December 31, 2006.

(8)	Mr. Stover is entitled to five weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Mr. Stover used all of his vacation during 2006 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2006. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Stover’s salary.

(9)	Mr. Stover is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Stover is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, plus a STIP payment based on his STIP target percentage (85%) for a total payment of $210,553.

(10)	We entered into a Change of Control Agreement with Mr. Stover that provides for severance benefits in the event that Mr. Stover’s employment terminates within two years after a change of control of the Company. Under Mr. Stover’s Change of Control Agreement, if Mr. Stover is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.5 times his annual cash compensation (consisting of annual salary and STIP). Mr. Stover is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.

(11)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each option and the closing price of our common stock on December 29, 2006 ($49.07) on all stock options held by Mr. Stover as of December 31, 2006.

(12)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Mr. Stover on December 31, 2006 based on the closing price of our common stock on December 29, 2006 ($49.07).

(13)	Vesting of performance units accelerates in the event of a change of control. Represents the value of all unvested performance units held by Mr. Stover on December 31, 2006 based on a target value of $1.00 per unit.

(14)	Mr. Stover’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits.

(15)	Mr. Stover is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Mr. Stover based on a December 31, 2006 change of control and the closing price of our common stock on December 29, 2006 of $49.07 is $1,600,000.

(16)	Mr. Stover’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(17)	In the event of termination of employment as a result of disability or death, Mr. Stover or his named beneficiary may be entitled to a prorated portion of all unvested restricted stock awards. The prorated portion of these awards will only vest at the end of each restricted period if the performance goals for that period have been satisfied. The prorated portion is based on the number of months of service completed by Mr. Stover during the restricted period. Value is based on the closing price of our common stock on December 29, 2006 ($49.07). We have assumed that the performance goals will be satisfied and the following prorated awards will vest: 2004 award — 100% of shares awarded will vest in 2007 (3,318 shares); 2005 award — two-thirds of the shares awarded will vest in 2008 (4,784 shares); and 2006 award — one-third of shares awarded (1,174 shares) will vest in 2009.

(18)	In the event of termination of employment as a result of disability or death, Mr. Stover or his named beneficiary may be entitled to a prorated portion of all unvested performance unit awards. The prorated portion of these awards may vest at the end of each performance period based on the level of achievement of the applicable performance goals for that period. The prorated portion is based on the number of months of service completed by Mr. Stover during the performance period. Value is based on the assumption that performance units will payout at target level. We have assumed that the performance goals will be satisfied and the following prorated awards will vest: 2004 award — 100% of units awarded will vest in 2007 (153,600 units); 2005 award — two thirds of the units awarded will vest in 2008 (127,067 units); and 2006 award — one-third of units awarded (112,138 units) will vest in 2009.

(19)	In the event of Mr. Stover’s termination of employment due to permanent and total disability, his age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if he had continued to work until age 65. The value reflected represents the actuarial present value of Mr. Stover’s age 65 benefits based on a disability date of December 31, 2006. The calculation is based on Mr. Stover’s final average compensation as of his date of disability. Upon commencement of his benefits at age 65, Mr. Stover’s monthly benefit from our Retirement Plan and Restoration Plan will be $16,526. Mr. Stover is not eligible to commence his benefits prior to age 65.

(20)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(21)	In the event of Mr. Stover’s death while an active employee, his named beneficiary is entitled to a death benefit under the Retirement Plan and Restoration Plan. The death benefit payable in the event of Mr. Stover’s death on December 31, 2006 is $69,189. This lump sum payment was calculated using a 4.69% interest rate (the 30-year Treasury rate for November 2006) and the GAR 1994 mortality tables as required by the Retirement Plan and Restoration Plan documents. The accrued death benefit was reduced for early commencement.

(22)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

Alan R. Bullington

The following table shows the potential payments to Mr. Bullington, Senior Vice President — International Division, in the event of his termination of employment as of December 31, 2006.

					Involuntary
					Termination
					or Termination
					without Cause
					in Connection
	Voluntary		Involuntary		with a Change
Executive Benefits and	Termination on		Termination on		of Control on		Disability on		Death on
Payments Upon Separation	12/31/06(1)		12/31/2006(1)		12/31/2006		12/31/2006(1)		12/31/2006
Compensation:
Severance	—		—	(10)	$1,750,000	(11)	—		—
STIP Payments	—	(2)	—	(2)	300,000	(11)	—	(2)	—	(2)
Stock Options	$3,074,985	(3)	$3,074,985	(3)	3,460,251	(12)	$3,074,985	(3)	$3,074,985	(3)
Restricted Stock	384,365	(4)	384,365	(4)	573,481	(13)	384,385	(4)	384,385	(4)
Performance Units	382,338	(5)	382,338	(5)	649,214	(14)	382,338	(5)	382,338	(5)
Benefits and Perquisites:
Retirement Plans	830,876	(6)	830,876	(6)	830,876	(6)	1,059,361	(18)	557,150	(20)
Deferred Compensation Plan	1,230,915	(7)	1,230,915	(7)	1,230,915	(7)	1,230,915	(7)	1,230,915	(7)
Health & Welfare Benefits	119,986	(8)	119,986	(8)	121,544	(15)	119,986	(8)	—
Disability Income	—		—		—		—	(19)	—
Life Insurance Benefits	—		—		—		—		800,000	(21)
Excise Tax & Gross-Up	—		—		1,100,000	(16)	—		—
Accrued Vacation Pay	—	(9)	—				—		—
Employment Services	—		—		15,000	(17)	—		—
TOTAL	$6,023,465		$6,023,465		$10,031,281		$6,251,970		$6,429,773

(1)	Mr. Bullington was eligible for early retirement as of December 31, 2006. Upon his termination of employment he will be entitled to retiree benefits under all of our benefit plans.

(2)	Mr. Bullington would not be entitled to a STIP payment for 2006 in the event of his termination of employment on December 31, 2006, other than in the event of a change of control. Employees must be employed on the STIP payment date (February 2007) in order to receive payment.

(3)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 29, 2006 ($49.07) on all stock options vested and exercisable as of December 31, 2006.

(4)	As a retiree, or due to termination as a result of disability or death, Mr. Bullington or his named beneficiary may be entitled to a prorated portion of all unvested restricted stock awards. The prorated portion of these awards will only vest at the end of each restricted period if the performance goals for that period have been satisfied. The prorated portion is based on the number of months of service completed by Mr. Bullington during the restricted period. Value is based on the closing price of our common stock as of December 29, 2006 ($49.07). We have assumed that the performance goals will be satisfied and the following prorated awards will vest: 2004 award — 100% of shares awarded will vest in 2007 (3,318 shares); 2005 award — two-thirds of shares awarded will vest in 2008 (3,451 shares); and 2006 award — one-third of shares awarded (1,064 shares) will vest in 2009.

(5)	As a retiree, or due to termination as a result of disability or death, Mr. Bullington or his named beneficiary may be entitled to a prorated portion of all unvested performance unit awards. The prorated portion of these awards may vest at the end of each performance period based on the level of achievement of the applicable performance objectives for that period. The prorated portion is based on the number of months of service completed by Mr. Bullington during the performance period. Value is based on the assumption that performance units will payout at target level. We have assumed that the performance objectives will be satisfied and the following prorated awards will vest: 2004 award — 100% of units awarded will vest in 2007 (153,600 units); 2005 award — two thirds of units awarded will vest in 2008 (127,067 units); and 2006 award — one-third of units awarded (101,671 units) will vest in 2009.

(6)	Reflects the present value of Mr. Bullington’s accrued benefits under our Retirement Plan and Restoration Plan. Based on a December 31, 2006 termination date, Mr. Bullington’s monthly age 65 retirement benefits from our Retirement Plan and Restoration Plan would be $4,342 and $5,878, respectively. If Mr. Bullington commences his retirement benefits immediately following retirement on December 31, 2006, his monthly benefits from our Retirement Plan and Restoration Plan, reduced for early retirement, would be $2,800 and $3,562, respectively.

(7)	Reflects Mr. Bullington’s current vested balance in our Deferred Compensation Plan.

(8)	Reflects the present value of expected future medical and dental benefits that will be paid by the Company in connection with Mr. Bullington’s participation in the medical and dental plans as a retiree. Assumptions used for this calculation are the same assumptions disclosed in Note 11 to our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC, for post-retirement calculations.

(9)	Mr. Bullington is entitled to five weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Mr. Bullington used all of his vacation during 2006 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2006. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Bullington’s salary.

(10)	Mr. Bullington is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Bullington is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, plus a STIP payment based on his STIP target percentage (75%) for a total payment of $321,154.

(11)	We entered into a Change of Control Agreement with Mr. Bullington that provides for severance benefits in the event that Mr. Bullington’s employment terminates within two years after a change of control of the Company. Under Mr. Bullington’s Change of Control Agreement, if Mr. Bullington is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.5 times his annual cash compensation (consisting of annual salary and STIP). Mr. Bullington is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.

(12)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 29, 2006 ($49.07) on all stock options held by Mr. Bullington as of December 31, 2006.

(13)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Mr. Bullington on December 31, 2006 based on the closing price of our common stock on December 29, 2006 ($49.07).

(14)	Vesting of performance units accelerates in the event of a change of control. Represents the value of all unvested performance units held by Mr. Bullington on December 31, 2006 based on a target value of $1.00 per unit.

(15)	Mr. Bullington’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits. Mr. Bullington is also entitled to continue his medical and dental coverage following this 30-month period as a participant in our retiree medical plan at subsidized premium rates as discussed above. The value reflected also includes the present value of the expected future medical and dental benefits that will be paid by us in connection with Mr. Bullington’s participation in the retiree medical plan following the 30-month period.

(16)	Mr. Bullington is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Mr. Bullington based on a December 31, 2006 change of control and the closing price of our common stock on December 29, 2006 of $49.07 is $1,100,000.

(17)	Mr. Bullington’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(18)	In the event of Mr. Bullington’s termination of employment due to permanent and total disability, his age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if he had continued to work until age 65. The value reflected represents the actuarial present value of Mr. Bullington’s age 65 benefits based on a disability date of December 31, 2006. The calculation is based on Mr. Bullington’s final average compensation as of his date of disability. Upon commencement of his benefit at age 65, Mr. Bullington’s monthly benefits from our Retirement Plan and Restoration Plan will be $16,008. In the event that Mr. Bullington elects to immediately commence his retirement benefits, the amounts payable will be as described in Note 6 above.

(19)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(20)	In the event of Mr. Bullington’s death while an active employee, his named beneficiary is entitled to a death benefit under the Retirement Plan and Restoration Plan. The death benefit payable in the event of Mr. Bullington’s death on December 31, 2006 is $557,150. This lump sum payment was calculated using a 4.69% interest rate (the 30-year Treasury rate for November 2006) and the GAR 1994 mortality tables as required by the Retirement Plan and Restoration Plan documents. The accrued death benefit was reduced for early commencement.

(21)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

Susan M. Cunningham

The following table shows the potential payments to Ms. Cunningham, Senior Vice President Exploration and Corporate Reserves of the Company, in the event of her termination of employment as of December 31, 2006.

					Involuntary
					Termination
					or Termination
					without Cause
					in Connection
	Voluntary		Involuntary		with a Change
Executive Benefits and	Termination on		Termination on		of Control on		Disability on		Death on
Payments Upon Separation	12/31/06		12/31/2006		12/31/2006		12/31/2006		12/31/2006
Compensation:
Severance	—		—	(9)	$1,750,000	(10)	—		—
STIP Payments	—	(1)	—	(1)	300,000	(10)	—	(1)	—	(1)
Stock Options	$4,892,222	(2)	$4,892,222	(2)	5,335,129	(11)	$4,892,222	(2)	$4,892,222	(2)
Restricted Stock	—	(3)	—	(3)	741,153	(12)	508,561	(17)	508,561	(17)
Performance Units	—	(4)	—	(4)	731,013	(13)	443,204	(18)	443,204	(18)
Benefits and Perquisites:
Retirement Plans	—	(5)	—	(5)	—	(5)	987,197	(19)	121,776	(21)
Deferred Compensation Plan	—	(6)	—	(6)	—	(6)	—	(6)	—	(6)
Health & Welfare Benefits	—	(7)	—	(7)	43,745	(14)	—	(7)	—
Disability Income	—		—		—		—	(20)	—
Life Insurance Benefits	—		—		—		—		800,000	(22)
Excise Tax & Gross-Up	—		—		1,300,000	(15)	—		—
Accrued Vacation Pay	—	(8)	—	(8)	—		—		—
Employment Services	—		—		15,000	(16)	—		—
TOTAL	$4,892,222		$4,892,222		$10,216,040		$6,831,184		$6,765,763

(1)	Ms. Cunningham would not be entitled to a STIP payment for 2006 in the event of her termination of employment on December 31, 2006, other than in the event of a change of control. Employees must be employed on the STIP payment date (February 2007) in order to receive payment.

(2)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 29, 2006 ($49.07) on all stock options vested and exercisable as of December 31, 2006.

(3)	All unvested shares of restricted stock will be forfeited upon Ms. Cunningham’s voluntary or involuntary termination of employment on December 31, 2006, including: 2004 award — 4,406 shares; 2005 award — 7,176 shares; and 2006 award — 3,522 shares.

(4)	All unvested performance units will be forfeited upon Ms. Cunningham’s voluntary or involuntary termination of employment on December 31, 2006. The following performance units will be forfeited: 2004 award — 204,000 units; 2005 award — 190,600 units; and 2006 award — 336,413 units.

(5)	Ms. Cunningham is not vested in either our Retirement Plan or our Restoration Plan.

(6)	Reflects Ms. Cunningham’s current vested balance in our Deferred Compensation Plan.

(7)	Ms. Cunningham would not be eligible to participate in our retiree medical and dental plans in the event of her termination of employment on December 31, 2006.

(8)	Ms. Cunningham is entitled to five weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Ms. Cunningham used all of her vacation during 2006 and would therefore not be entitled to payment for any unused vacation in the event of her termination on December 31, 2006. In the event of termination during the year, all amounts of unused vacation would be paid based on Ms. Cunningham’s salary.

(9)	Ms. Cunningham is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Ms. Cunningham is entitled to a severance payment under the plan, she would receive two weeks of pay for every year of completed service, plus a STIP payment based on her STIP target percentage (75%) for a total payment of $167,308.

(10)	We entered into a Change of Control Agreement with Ms. Cunningham that provides for severance benefits in the event that Ms. Cunningham’s employment terminates within two years after a change of control of the Company. Under Ms. Cunningham’s Change of Control Agreement, if Ms. Cunningham is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), she is entitled to receive a lump sum severance payment equal to 2.5 times her annual cash compensation (consisting of annual salary and STIP). Ms. Cunningham is also entitled to a prorated STIP payment based on her termination date in the year of the change of control.

(11)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 29, 2006 ($49.07) on all stock options held by Ms. Cunningham as of December 31, 2006.

(12)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Ms. Cunningham on December 31, 2006 based on the closing price of our common stock on December 29, 2006 ($49.07).

(13)	Vesting of performance units accelerates in the event of a change of control. Represents the value of all unvested performance units held by Ms. Cunningham on December 31, 2006 based on a target value of $1.00 per unit.

(14)	Ms. Cunningham’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits.

(15)	Ms. Cunningham is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Ms. Cunningham based on a December 31, 2006 change of control and the closing price of our common stock on December 29, 2006 of $49.07 is $1,300,000.

(16)	Ms. Cunningham’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(17)	In the event of termination of employment as a result of disability or death, Ms. Cunningham or her named beneficiary may be entitled to a prorated portion of all unvested restricted stock awards. The prorated portion of these awards will only vest at the end of each restricted period if the performance goals for that period have been satisfied. The prorated portion is based on the number of months of service completed by Ms. Cunningham during the restricted period. Value is based on the closing price of our common stock on December 29, 2006 ($49.07). We have assumed that the performance goals will be satisfied and the following prorated awards will vest: 2004 award — 100% of shares awarded will vest in 2007 (4,406 shares); 2005 award — two-thirds of the shares awarded will vest in 2008 (4,784 shares); and 2006 award — one-third of shares awarded (1,174 shares) will vest in 2009.

(18)	In the event of termination of employment as a result of disability or death, Ms. Cunningham or her named beneficiary may be entitled to a prorated portion of all unvested performance unit awards. The prorated portion of these awards may vest at the end of each performance period based on the level of achievement of the applicable performance goals for that period. The prorated portion is based on the number of months of service completed by Ms. Cunningham during the performance period. Value is based on the assumption that performance units will payout at target level. We have assumed that the performance goals will be satisfied and the following prorated awards will vest: 2004 award — 100% of units awarded will vest in 2007 (204,000 units); 2005 award — two thirds of the units awarded will vest in 2008 (127,067 units); and 2006 award — one-third of units awarded (112,138 units) will vest in 2009.

(19)	In the event of Ms. Cunningham’s termination of employment due to permanent and total disability, her age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if she had continued to work until age 65. The value reflected represents the actuarial present value of Ms. Cunningham’s age 65 benefits based on a disability date of December 31, 2006. The calculation is based on Ms. Cunningham’s final average compensation as of her date of disability. Upon commencement of her benefits at age 65, Ms. Cunningham’s monthly benefit from our Retirement Plan and Restoration Plan would be $18,019. Ms. Cunningham is not eligible to commence her benefits prior to age 65.

(20)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(21)	In the event of Ms. Cunningham’s death while an active employee, her named beneficiary is entitled to a death benefit under our Retirement Plan and Restoration Plan. The death benefit payable in the event of Ms. Cunningham’s death on December 31, 2006 is $121,776. This lump sum payment was calculated using a 4.69% interest rate (the 30-year Treasury rate for November 2006) and the GAR 1994 mortality tables as required by the Retirement Plan and Restoration Plan documents. The accrued death benefit was reduced for early commencement.

(22)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

Director Compensation

Our director compensation program consists of two principal elements, which are discussed below: annual retainer and committee fees and equity grants of stock options and restricted stock. Our Governance Committee reviews our director compensation program annually. Towers Perrin provided services to our Governance Committee in 2006 to assist it with respect to reviewing and determining fees and equity compensation paid or awarded, as the case may be, to our non-employee directors. Based upon that review, (1) the annual retainer was increased from $37,500 to $50,000 and meeting attendance fee was increased from $1,000 to $2,000, in each case effective August 1, 2006, and (2) grants of stock options and restricted stock were made to our non-employee directors on February 1, 2006.

Annual Retainer and Committee Fees:  Non-employee directors receive an annual retainer of $50,000 and a fee of $2,000 for each Board or committee meeting attended. With the exception of our Audit Committee, the chair of each committee, if not also an employee or officer of the Company, receives an additional annual fee of $5,000. The chair of the Audit Committee receives an additional annual fee of $15,000. The position of Lead Independent Director, which is filled by a non-employee director, receives an additional annual fee of $20,000. Non-employee directors are entitled to participate in our Non-Employee Director Fee Deferral Plan. Under the terms of this plan, non-employee directors may, during a specified period of time each year, elect to have all or any portion of their director fees deferred for future payment by the Company. We also reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings and director continuing education programs relevant to their service on our Board.

Equity Grants:  The 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (“2005 Plan”) was approved by our stockholders at our April 26, 2005 annual meeting. The primary purpose of the 2005 Plan is to provide each of our non-employee directors with an added incentive to continue in the service of the Company and a more direct interest in the future success of our operations by granting to such directors options to purchase shares of our common stock and awards of restricted shares of our stock. The 2005 Plan provides for a fixed grant of stock options and an award of restricted stock upon the director’s joining our Board and thereafter annually on each February 1 during the term of the plan. In addition, our Board has the discretion, subject to certain limitations, to grant stock options and award restricted stock to the non-employee directors in addition to the February 1 automatic grant and to determine the restrictions, terms and conditions applicable to such grants and awards.

The table below sets forth certain information concerning the compensation earned in 2006 by our non-employee directors who served in 2006.

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned	Stock	Option	Incentive Plan	Compensation	All Other
	or Paid in	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Cash ($)(1)	($)(2)	($)(3)	($)	($)	($)(4)	($)
Jeffrey L. Berenson	$70,126	$124,694	$95,032	—	—		$289,852
Michael A. Cawley	94,542	64,887	66,382	—	—	—	225,811
Edward F. Cox	83,807	64,887	66,382	—	—	—	215,076
Thomas J. Edelman	61,708	124,694	108,885	—	—	$297,806	593,093
Kirby L. Hedrick	86,708	64,887	66,382	—	—	—	217,977
Bruce A. Smith	76,708	64,887	66,382	—	—	—	207,977
William T. Van Kleef	85,042	214,969	192,491	—	—	—	492,502

(1)	Reflects fees paid or earned by our non-employee directors in 2006. Each non-employee director earned the following: an annual retainer of $50,000 (after adjustment effective August 1, 2006) and $2,000 for each Board or committee meeting attended (after adjustment effective August 1, 2006). Mr. Cawley also received $20,000 as compensation for serving as the Lead Independent Director. Mr. Van Kleef received an additional $15,000 for serving as the Chair of the Audit Committee. Messrs. Hedrick and Cox each received an additional $5,000 for serving as Chair of the Compensation Committee and Environmental, Health and Safety Committee, respectively. Mr. Cawley waived his right to the $5,000 annual retainer that he was entitled to for serving as the Chair of the Governance Committee through October 2006.

(2)	Reflects the compensation expense recognized in our financial statements for the 2006 fiscal year for restricted stock grants to our non-employee directors in 2005 and 2006 under our 2005 Plan. Compensation expense was computed in accordance with SFAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 9 to our 2006 audited financial statements on pages 84-86 of our annual report on Form 10-K. Pursuant to SEC rules, amounts shown exclude the impact of estimated forfeitures. Restricted stock granted to our non-employee directors in 2006 will vest on the one-year anniversary of the grant date. The vesting of the restricted shares will accelerate in the event of a change of control of the Company. Each non-employee director received an award of 1,577 shares of restricted stock on February 1, 2006 that was unvested as of December 31, 2006.

(3)	Reflects the compensation expense recognized in our financial statements for the 2006 fiscal year for nonqualified stock options granted to our non-employee directors in 2005 and 2006 under our 2005 Plan. Compensation expense was computed in accordance with SFAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 9 to our 2006 audited financial statements on pages 84-86 of our annual report on Form 10-K. Pursuant to SEC rules, amounts shown exclude the impact of estimated forfeitures. Options represent the right to purchase shares of common stock at a fixed price per share equal to fair market value on the date of grant. Our 2005 Plan defines “fair market value” as the closing price of our common stock on the NYSE on the date of grant. Options granted to our non-employee directors in 2006 will vest on the one-year anniversary of the grant date. The vesting of the options will accelerate in the event of a change of control of the Company. Vesting of these options is not contingent upon the satisfaction of any performance criteria, although none of the options may be exercised until the first anniversary (absent a change of control of the Company) or after the tenth anniversary of the date of grant. Our non-employee directors each received 3,683 nonqualified stock options on February 1, 2006 that were unvested as of December 31, 2006. The following directors have option awards outstanding as of December 31, 2006: Mr. Berenson — 33,677; Mr. Cawley — 23,683; Mr. Cox — 3,683; Mr. Edelman — 1,145,509; Mr. Hedrick — 53,683; Mr. Smith — 53,683; and Mr. Van Kleef — 14,883.

(4)	Reflects 2006 compensation of $225,806 and reimbursements for office space rent of $72,000 paid to Mr. Edelman pursuant to a consulting agreement effective May 16, 2005 in connection with our acquisition of Patina.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10 percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers and more than 10 percent stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and more than 10 percent beneficial owners were complied with during the year ended December 31, 2006.

CERTAIN TRANSACTIONS

In the ordinary course of our business, we purchase products or services from, or engage in other transactions with, various third parties. Occasionally, these transactions may involve entities that are affiliated with one or more members of our Board. When they occur, these transactions are conducted in the ordinary course and on an arms-length basis.

Review and Approval of Related Party Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We have developed and implemented processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our annual proxy statement. In addition, our Governance Committee or Board (if appropriate) reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, consideration is given to:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters deemed appropriate.

Any director who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at the meeting where the transaction is considered.

Related Party Transactions

During 2006, we paid approximately $297,806 to Thomas J. Edelman, a member of our Board, pursuant to the terms of a consulting agreement between Mr. Edelman and the Company. We entered into the consulting agreement effective May 16, 2005 to retain the services of Mr. Edelman as an independent contractor of, and consultant for, the Company for a period of twelve months from the effective date of the agreement, which expired, with limited exception, on May 16, 2006. The consulting agreement required Mr. Edelman to provide us with advice on specific matters, with a principal focus on the integration of the operations of Patina into our operations. Throughout the term of the agreement, we paid Mr. Edelman a consulting fee of $50,000 per month and provided certain benefits to him including reimbursements for office space rent.

During 2006, we paid approximately $128,216 to The Samuel Roberts Noble Foundation, Inc., principally relating to reimbursement of expenses for our use of aircraft owned by the Foundation, and we received payments of approximately $45,309 for the Foundation’s use of our aircraft. Michael A. Cawley is President and Chief Executive Officer of the Foundation, and a trustee of the Foundation.

REPORT OF THE
AUDIT COMMITTEE

To the Stockholders of
Noble Energy, Inc.:

The primary purpose of the Audit Committee of the Company’s Board of Directors is to: (1) assist the Board of Directors in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor and (2) prepare a committee report as required by the SEC to be included in the Company’s annual proxy statement. The Audit Committee’s function is more fully described in its charter, which was adopted by the Audit Committee and the Board of Directors on March 4, 2004 and most recently amended on January 23, 2007 in connection with the Audit Committee’s annual review of its charter. A copy of the charter is available on our website at www.nobleenergyinc.com under the “Corporate Governance” section and is also available in print to any stockholder who requests it. The Audit Committee held nine meetings during 2006, including regular meetings and special meetings addressing earnings releases and related matters.

Throughout 2006 and continuing to-date, the Audit Committee has been comprised entirely of independent directors, as defined and required by current NYSE listing standards and Section 10A(m)(3) of the Exchange Act of 1934, as amended, and as so determined by our Board of Directors. The Board of Directors has also determined that Messrs. Smith and Van Kleef are each an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K.

Review and Discussion

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. It has also discussed with KPMG LLP, the Company’s independent auditor, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 (Audit Committee Communications). Additionally, KPMG LLP has provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and the committee discussed the auditors’ independence with management and the auditors.

The Audit Committee also has considered whether KPMG LLP’s rendering of non-audit services to the Company is compatible with maintaining its independence. The Audit Committee has concluded that the rendering of the non-audit services by KPMG LLP has not impaired its independence.

Based on the Audit Committee’s discussions with management and the independent auditor, and its review of the representations of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC.

March 22, 2007

Audit Committee

William T. Van Kleef, Chair
Michael A. Cawley
Bruce A. Smith

MATTERS RELATING TO THE INDEPENDENT AUDITOR

Accounting Fees and Services for Fiscal Years 2006 and 2005

	2006	%	2005	%

Audit Fees(1)	$1,420,000	86.4	$1,357,000	87.1
Audit — Related Fees(2)	222,360	13.5	177,086	11.4
Tax(3)	—	—	24,362	1.5
Other(4)	1,500	0.1	—	—

	$1,643,860	100	$1,558,448	100

(1)	Services rendered in 2006 and 2005 includes auditing our financial statements and management’s assessment of internal controls included in the Company’s annual report filed on Form 10-K. Services also include quarterly reviews of our interim financial statements filed on Form 10-Q.

(2)	Includes fees paid for statutory and retirement plan audits.

(3)	Includes fees paid in 2005 for various tax consultations.

(4)	Includes fees paid in 2006 for online accounting research subscription.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit services to be provided by our independent auditor prior to the receipt of such services. The Audit Committee Chair has the authority to pre-approve services of up to $25,000 rendered by our independent auditor. Any pre-approval of services by the Audit Committee Chair shall be reported to the Audit Committee at its next scheduled meeting.

All audit-related services, tax services and other services for 2006 set forth in the table above were pre-approved by the Audit Committee Chair or the Audit Committee, as provided above, which in either case determined that such services would not impair the independence of our auditor and are consistent with the SEC’s rules on auditor independence.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Stockholder proposals intended to be brought before the annual meeting of stockholders as an agenda item or to be included in our proxy statement relating to our 2008 annual meeting of stockholders, which is currently scheduled to be held on April 22, 2008, must be received by us at our office in Houston, Texas, addressed to our Corporate Secretary, no later than November 23, 2007.

We will bear the cost of solicitation of proxies. Solicitation may be made by mail, personal interview, telephone or telegraph by our officers, agents or employees, who will receive no additional compensation for these efforts. To aid in the solicitation of proxies, we have employed the firm of Georgeson, Inc., which will receive a fee of approximately $7,500 plus out-of-pocket expenses. We will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

Our Board does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.

Noble Energy, Inc.
Houston, Texas
March 22, 2007

Chris Tong
Senior Vice President and
Chief Financial Officer

Appendix A

AUDIT COMMITTEE CHARTER

This Audit Committee Charter was revised and approved by the Board of Directors (the “Board”) of Noble Energy, Inc. (the “Company”) on January 23, 2007. It is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and By Laws, it is not intended to establish by its own force any legally binding obligations.

Composition

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence, experience, and other criteria required by laws, regulations and listing requirements including, without limitation, the requirements of the Securities Exchange Act of 1934, the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). The members of the Committee will be elected annually at the organizational meeting of the full Board held immediately following the annual shareholders meeting, or appointed thereafter as appropriate, and will be listed in the annual report to shareholders.

Purpose

The primary purpose of the Committee is to (1) assist the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors and (2) prepare a Committee report as required by the SEC to be included in the Company’s annual proxy statement.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate and/or in accordance with generally accepted accounting principles; this is the responsibility of management and the independent auditor.

Authority

The Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In this regard, or as otherwise necessary to carry out its duties, the Committee will have full access to all books, records, facilities and personnel of the Company and the authority to approve the retention of external professionals (including, without limitation, independent counsel and other advisors) to render advice and counsel in such matters at the Company’s expense. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

Meetings

The Committee will meet at least five times annually and as many additional times as the Committee deems necessary. Meetings of the Committee may be held telephonically. The presence of a majority of the Committee members will constitute a quorum for the transaction of business, and the affirmative vote of a majority of the Committee members present and constituting that quorum will be required for Committee action on any voting matter. The Committee will meet in separate executive sessions at least annually with management, including the chief financial officer, and the director of the internal auditing department, and the independent accountants to discuss any matters that the Committee or each of these groups believes should be discussed. The Committee Chair shall approve contents of the agenda for each meeting. The Committee shall maintain minutes of such meetings.

Attendance

Committee members will strive to be present at all meetings. As necessary or desirable, any member of the Committee may request that members of management and representatives of the independent auditors and/or internal auditors be present at Committee meetings.

Specific Duties

In carrying out its responsibilities, the Committee will:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval; this should be done in compliance with applicable legal and regulatory audit committee requirements.

2. Review and meet separately, periodically, with the Company’s management, the director of the internal auditing department, and independent auditors, the Company’s general accounting and financial reporting controls, and obtain annually in writing from the independent auditors their letter as to the adequacy of such controls.

3. Review the internal auditing plans and receive summary reports of major findings by internal auditors and how management is addressing the conditions reported.

4. Assume direct responsibility for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, attest or related services for the Company, and each such registered public accounting firm shall report directly to the Committee.

5. Review and, in its sole discretion, approve in advance the independent auditor’s annual engagement letter, including the proposed fees contained therein, and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit arrangements and relationships between the Company and such independent auditor.

6. Set clear hiring policies for employees or former employees of the independent auditor.

7. At least annually, obtain and review a report by the independent auditor describing (a) the firm’s internal quality control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Company in order to assess independent auditor independence as contemplated by applicable laws, regulations and listing requirements including, without limitation, Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

8. Review and discuss with management and the independent auditor the following:

•	The annual audited financial statements and quarterly financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K and Form 10-Q.

•	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

•	Significant changes to the audit plan, if any, and any serious disputes, audit problems, or difficulties with management encountered during the audit and management’s response thereto.

•	Other communications as required to be communicated by the independent auditors by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further receive a written communication provided by the independent auditors concerning their judgment about the quality of the Company’s accounting principles, as outlined, in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.

9. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

10. Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and, as applicable, ratings agencies.

11. Discuss policies with respect to risk assessment and risk management, including those guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

12. Assume direct responsibility for the appointment, compensation, retention and oversight of the work of any qualified oil and gas reserve engineering firm engaged by the Company (including resolution of disagreements between management and the firm regarding reserve determination) for the purpose of preparing or issuing an annual reserve report, and each such firm shall report directly to the Committee.

13. As the Committee may deem appropriate, obtain, weigh, and consider expert advice as to the Committee, related rules of any governing body, and other accounting, legal and regulatory provisions.

14. Determine, and have access to, appropriate funding necessary to carry out the duties and responsibilities set out herein.

15. Conduct an annual evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter.

16. Report regularly to the Board by distributing the minutes of Committee meetings and by oral report at Board meetings.

Appendix B

COMPENSATION, BENEFITS AND STOCK OPTION COMMITTEE CHARTER

This Compensation, Benefits and Stock Option Committee Charter was revised and approved by the Board of Directors (the “Board”) of Noble Energy, Inc. (the “Company”) on January 23, 2007. It is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations, and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and By Laws, it is not intended to establish by its own force any legally binding obligations.

Purpose

The purpose of the Compensation, Benefits and Stock Option Committee (the “Committee”) is to (a) review and approve corporate goals and objectives in the areas of: (1) salary and bonus compensation, (2) benefits, and (3) equity based compensation, as these areas relate to the Chief Executive Officer (“CEO”), evaluating the CEO’s performance based on those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board) determine and approve the CEO’s compensation level based on that evaluation; (b) make recommendations to the Board with respect to non-CEO executive officer compensation, incentive-compensation plans and equity-based plans that are subject to Board approval; and (c) produce an annual report on executive compensation as required by the Securities and Exchange Commission (“SEC”) to be included in or incorporated by reference into the Company’s proxy statement or other applicable SEC filings.

In support of this purpose, the overall goal of the Committee is to target total compensation (consisting of base pay, bonus pay, equity based compensation and other benefits) that reinforces planned performance and competitive market practices, and that also balances short-term pay and long-term incentives.

Principal Responsibilities

Subject to the powers and duties of the Board, the Committee’s principal responsibilities include the following:

(1) Review, at least annually, the overall compensation philosophy, goals and objectives of the Company and, if appropriate, amend or recommend that the Board amend those goals and objectives;

(2) review and approve Company goals and objectives relevant to compensation for the CEO;

(3) in support of (2), and in light of the approved goals and objectives, perform an annual qualitative and quantitative evaluation of the CEO’s performance, obtaining input as appropriate from the Corporate Governance and Nominating Committee;

(4) based on the evaluation under (3), either as a committee or together with the other independent directors (as directed by the Board), determine and approve the annual salary, bonus, equity based compensation and other benefits of the CEO;

(5) as to non-CEO executive officers, make recommendations to the Board with respect to annual salary, bonus, equity based compensation and other benefits plans that are subject to Board approval;

(6) as appropriate, investigate competitive practices and trends to determine the adequacy of the Company’s executive compensation philosophy and programs;

(7) in compliance with federal securities laws, (a) meet to review and discuss with management the Compensation Discussion and Analysis (the “CD&A”) required by the SEC’s rules and regulations; (b) recommend to the Board whether the CD&A should be included in the Company’s proxy statement or other applicable SEC filings; and (c) prepare a Compensation Committee Report for inclusion in the Company’s applicable filings with the SEC, which report will state (i) whether the Committee reviewed and discussed with management the CD&A, and (ii) whether, based on such review and discussion, the Committee recommended to the Board that the CD&A be included in the Company’s proxy statement or other applicable SEC filings;

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(8) periodically, at least annually, review (and, if appropriate, recommend changes to the Board) the Company’s overall base pay, bonus pay, equity based compensation and other benefit programs (but not individual pay, compensation or benefits) for employees below the executive level;

(9) in the Committee’s sole discretion, retain (including making fee arrangements and setting other retention terms), at the Company’s expense, and terminate, compensation consultants, if deemed advisable to assist the Committee regarding compensation matters;

(10) conduct an annual evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

(11) review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval; this should be done in compliance with applicable legal and regulatory requirements; and

(12) perform such other duties as may be assigned it by the Board.

Composition and Operations

•	Committee Member Qualifications. The Committee will be composed of no less than three and no more than five directors, each of whom has been determined by the Board to be “independent” in accordance with the applicable rules of the New York Stock Exchange. In addition, no director may serve unless he or she (i) is a “Non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

•	Committee Member Appointment and Removal. The Board will appoint the Committee members and a Committee Chair, and such appointees shall continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by the Board.

•	Committee Structure and Operations. The Committee will meet at least three times per year at such times and places as it deems advisable. Meetings of the Committee may be held telephonically. The presence of a majority of the Committee members will constitute a quorum for the transaction of business and the affirmative vote of a majority of the Committee members present and constituting that quorum will be required for Committee action on any voting matter. The Committee, in its discretion, may ask members of management or others to attend its meetings and provide pertinent information. The Secretary of the Committee will be the Secretary or an Assistant Secretary of the Company. The Committee will determine other rules of procedure as it deems appropriate. The Committee may delegate responsibilities of the Committee to committees of its own denomination, provided that such committees are composed entirely of independent directors and, provided further, the Committee shall not delegate to any such committee any power or authority required by law, regulation or listing standard to be exercised by the Committee as a whole. Any such committee must have a published charter.

•	Committee Reporting to the Board. The Committee will (i) report (which may be oral) regularly to the Board on Committee findings and recommendations and any other matters the Committee deems appropriate or the Board requests, and (ii) maintain minutes or other records of Committee meetings and activities.

•	Access to Senior Management. The Committee will have access to the Company’s senior management and all pertinent documents, and will be provided the resources necessary to carry out its Charter responsibilities.

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Appendix C

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

This Corporate Governance and Nominating Committee Charter was revised and approved by the Board of Directors (the “Board”) of Noble Energy, Inc. (the “Company”) on January 23, 2007. It is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations, and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and By Laws, it is not intended to establish by its own force any legally binding obligations.

Purpose

The overall purpose of the Corporate Governance and Nominating Committee (the “Committee”) is: (1) to take a leadership role in providing a focus on corporate governance to enable and enhance the Company’s short and long-term performance; (2) to engage in appropriate identification, selection, retention and development of qualified directors consistent with criteria approved by the Board; (3) to develop, and recommend to the Board, a set of corporate governance principles or guidelines applicable to the Company; (4) to advise the Board with respect to the Board’s composition, procedures and committees; and (5) to oversee the evaluation of the Board and management.

In support of this purpose, the Committee subscribes to the following characteristics of effective corporate governance: (a) selection and retention of independent and appropriately-skilled directors; (b) appropriate level of management oversight; (c) appropriate disclosure of relevant financial and operational information; and (d) protection of the rights of shareholders.

Composition and Operations

a. Committee Member Qualifications.  The Committee will be composed of not fewer than three directors and not more than nine directors, each of whom has been determined by the Board to be “independent” in accordance with the applicable rules of the New York Stock Exchange (“NYSE”). In addition, no director may serve unless he or she (i) is a “Non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

b. Committee Member Appointment and Removal.  The Board will appoint the Committee members and a Committee Chair, and such appointees shall continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by the Board.

c. Committee Structure and Operations.  The Committee will meet at least three times each year at such times and places as it deems appropriate. Meetings of the Committee may be held telephonically. The presence of a majority of the Committee members will constitute a quorum for the transaction of business and the affirmative vote of a majority of the Committee members present and constituting that quorum will be required for Committee action on any voting matter. The Committee, in its discretion, may ask members of management or others to attend its meetings and provide pertinent information. The Committee will determine its own rules of procedure. The Secretary of the Committee will be the Secretary of the Company or an Assistant Secretary of the Company. The Committee may delegate responsibilities of the Committee to committees of its own denomination, provided that such committees are composed entirely of independent directors and, provided further, the Committee shall not delegate to any such committee any power or authority required by law, regulation or listing standard to be exercised by the Committee as a whole. Any such committee must have a published charter.

d. Access to Senior Management.  The Committee will have access to the Company’s senior management and documents and will be provided with the resources necessary to carry out its Charter responsibilities.

e. Independent Advice.  From time to time, as deemed required by the Committee in its sole discretion, the Committee may retain (including making fee arrangements and setting other retention terms), at the Company’s

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expense, and terminate independent advice regarding governance or nominating issues (including, without limitation, search firms to be used to identify director candidates).

Authority

In addition to any other authority provided herein, the Committee has the authority to:

a. Develop and maintain a long-term plan for Board composition that takes into consideration the current strengths, skills and experience on the Board, retirement dates and the strategic direction of the Company;

b. develop recommendations regarding the essential and desired experiences and skills for potential directors;

c. recommend to the Board, in consultation with the President and Chief Executive Officer, nominees for election as members of the Board at the next annual meeting of shareholders or otherwise as appropriate;

d. review, monitor and make recommendations regarding the orientation, retention and ongoing development of directors;

e. review the directors’ compensation program and make appropriate recommendations to the Board;

f. assess the needs of the Board in terms of the frequency, structure, and location of Board and committee meetings, meeting agendas, meeting materials and the conduct of meetings, and make recommendations to the Board as appropriate;

g. recommend to the Board and, upon approval, implement an appropriate evaluation process for the Board as a whole and the committees of the Board;

h. recommend committee members and committee chair appointments to the Board for approval and review the need for, and the performance and suitability of, those committees and make recommendations to the Board as appropriate;

i. review, and make recommendations to the Board in regard to, succession plans for Senior Management;

j. obtain separate independent advice on governance and/or nominating matters in appropriate circumstances in accordance with item e. under “Composition and Operations” above;

k. develop, and review at least annually, the Company’s policies and procedures for the review, approval, or ratification of any related person transaction requiring disclosure under Item 404 of Regulation S-K as promulgated under the Securities Exchange Act of 1934 (“Related Person Transactions”);

l. review, approve, or ratify Related Person Transactions between the Company and related persons that are to be disclosed under Item 404 of Regulation S-K;

m. develop, and review at least annually, corporate governance principles or guidelines adopted by the Board to ensure that they are appropriate for the Company and comply with the requirements of the NYSE, and make recommendations to the Board as appropriate;

n. conduct an annual evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

o. review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval; this should be done in compliance with applicable legal and regulatory requirements; and

p. recommend to the Board any other action on corporate governance that may be required or considered advisable.

Committee Reporting to the Board

The Committee shall report its discussions to the Board by distributing the minutes of its meetings and by oral report at Board meetings.

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Appendix D

NOBLE ENERGY, INC.

1992 STOCK OPTION AND RESTRICTED STOCK PLAN
(As Amended Through April 24, 2007)

Section 1.	Purpose

The purpose of this Plan is to assist Noble Energy, Inc., a Delaware corporation formerly known as Noble Affiliates, Inc., in attracting and retaining, as officers and key employees of the Company and its Affiliates, persons of training, experience and ability and to furnish additional incentive to such persons by encouraging them to become owners of Shares of the Company’s capital stock, by granting to such persons Incentive Options, Nonqualified Options, Restricted Stock, or any combination of the foregoing.

Section 2.	Definitions

Unless the context otherwise requires, the following words as used herein shall have the following meanings:

(a) “Affiliate” means any corporation (other than the Company) in any unbroken chain of corporations (i) beginning with the Company if, at the time of the granting of the Option or award of Restricted Stock, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (ii) ending with the Company if, at the time of the granting of the Option or award of Restricted Stock, each of the corporations, other than the Company, owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(b) “Agreement” means the written agreement (i) between the Company and the Optionee evidencing the Option and any SARs that relate to such Option granted by the Company and the understanding of the parties with respect thereto or (ii) between the Company and a recipient of Restricted Stock evidencing the restrictions, terms and conditions applicable to such award of Restricted Stock and the understanding of the parties with respect thereto.

(c) “Board” means the Board of Directors of the Company as the same may be constituted from time to time.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Committee provided for in Section 3 of the Plan as the same may be constituted from time to time.

(f) “Company” means Noble Energy, Inc., a Delaware corporation.

(g) “Corporate Transaction” shall have the meaning as defined in Section 8 of the Plan.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the fair market value per Share as determined by the Committee in good faith; provided, however, that if a Share is listed or admitted to trading on a securities exchange registered under the Exchange Act, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal securities exchange on which such Share is listed or admitted to trading, or if a Share is not listed or admitted to trading on any such exchange but is listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or any similar system then in use, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on such system, or if a Share is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ but is quoted on NASDAQ or any similar system then in use, the Fair Market Value per Share shall be the average of the closing high bid and low asked quotations on such system for such Share on the date in question. For purposes of valuing Shares to be made subject to Incentive Options, the Fair Market Value per Share shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

(j) “Incentive Option” means an Option that is intended to satisfy the requirements of Section 422(b) of the Code and Section 17 of the Plan.

(k) “Nonqualified Option” means an Option that does not qualify as a statutory stock option under Section 422 or 423 of the Code.

(l) “Non-Employee Director” means a director of the Company who satisfies the definition thereof under Rule 16b-3 promulgated under the Exchange Act.

(m) “Option” means an option to purchase one or more Shares granted under and pursuant to the Plan. Such Option may be either an Incentive Option or a Nonqualified Option.

(n) “Optionee” means a person who has been granted an Option and who has executed an Agreement with the Company.

(o) “Outside Director” means a director of the Company who is an outside director within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(p) “Plan” means this Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan, as amended from time to time.

(q) “Restricted Stock” means Shares issued or transferred pursuant to Section 20 of the Plan.

(r) “Retirement” means a termination of employment with the Company or an Affiliate either (i) on a voluntary basis by a person who (A) is at least 55 years of age with five years of credited service with the Company or one or more Affiliates or (B) has at least 20 years of credited service with the Company or one or more Affiliates, immediately prior to such termination of employment or (ii) otherwise with the written consent of the Committee in its sole discretion.

(s) “SARs” means stock appreciation rights granted pursuant to Section 7 of the Plan.

(t) “Securities Act” means the Securities Act of 1933, as amended.

(u) “Share” means a share of the Company’s present common stock, par value $3.33 1/3 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable in respect of or in substitution or exchange for each such present share. Such Shares may be unissued or reacquired Shares, as the Board, in its sole and absolute discretion, shall from time to time determine.

Section 3.	Administration

The Plan shall be administered by, and the decisions concerning the Plan shall be made solely by, a Committee of two or more directors of the Company, all of whom are (a) Non-Employee Directors, and (b) not later than immediately after the first meeting of stockholders of the Company at which its directors are elected that occurs after December 31, 1996, Outside Directors. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee. In making grants or awards, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Affiliates and such other considerations as the Board may from time to time specify.

The Committee shall elect one of its members as its chairman and shall hold its meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum. All decisions and determinations of the Committee shall be made by the majority vote or decision of the members present at any meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been made by a majority vote or decision at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the express provisions of the Plan, the bylaws or certificate of incorporation of the Company or any resolutions of the Board.

All questions of interpretation or application of the Plan, or of a grant of an Option and any SARs that relate to such Option or an award of Restricted Stock, including questions of interpretation or application of an Agreement, shall be subject to the determination of the Committee, which determination shall be final and binding upon all parties.

Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend or rescind administrative and interpretive rules and regulations relating to the Plan; (b) to construe the Plan; (c) to make all other determinations necessary or advisable for administering the Plan; (d) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of Shares issued upon exercise of Options or any SARs that relate to such Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service) upon the exercisability of such Options; (e) subject to Sections 9 and 11 of the Plan, to accelerate, for any reason, regardless of whether the Agreement so provides, the time of exercisability of any Option and any SARs that relate to such Option that have been granted or the time of the lapsing of restrictions on Restricted Stock; (f) to construe the respective Agreements; and (g) to exercise the powers conferred on the Committee under the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee or Board, as the case may be, on the matters referred to in this Section 3 shall be final and conclusive.

Section 4.	Shares Subject to the Plan

(a) The total number of Shares that may be purchased pursuant to Options, issued or transferred pursuant to the exercise of SARs or awarded as Restricted Stock shall not exceed a maximum of 22,000,000 in the aggregate, and the total number of shares for which Options and SARs may be granted, and which may be awarded as Restricted Stock, to any one person during a calendar year is 400,000 in the aggregate; provided that each such maximum number of Shares shall be increased or decreased as provided in Section 13 of the Plan.

(b) At any time and from time to time after the Plan takes effect, the Committee, pursuant to the provisions herein set forth, may grant Options and any SARs that relate to such Options and award Restricted Stock until the maximum number of Shares shall be exhausted or the Plan shall be sooner terminated; provided, however, that no Incentive Option and any SARs that relate to such Option shall be granted after December 9, 2006.

(c) Shares subject to an Option that expires or terminates prior to exercise and Shares that had been previously awarded as Restricted Stock that have since been forfeited shall be available for further grant of Options or award as Restricted Stock. No Option shall be granted and no Restricted Stock shall be awarded if the number of Shares for which Options have been granted and which pursuant to this Section are not again available for Option grant, plus the number of Shares that have been awarded as Restricted Stock, would, if such Option were granted or such Restricted Stock were awarded, exceed 22,000,000.

(d) Any Shares withheld pursuant to Section 19(c) of the Plan shall not be available after such withholding for being optioned or awarded pursuant to the provisions hereof.

(e) Unless the Shares awarded as Restricted Stock are Shares that have been reacquired by the Company as treasury shares, Restricted Stock shall be awarded only for services actually rendered, as determined by the Committee.

Section 5.	Eligibility

The persons who shall be eligible to receive grants of Options and any SARs that relate to such Options, and to receive awards of Restricted Stock, shall be regular salaried officers or other employees of the Company or one or more of its Affiliates.

Section 6. Grant of Options

(a) From time to time while the Plan is in effect, the Committee may, in its sole and absolute discretion, select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall thereupon, likewise in its sole and absolute discretion, determine the number of Shares to be allotted for option to each person so selected.

(b) Each person so selected shall be offered an Option to purchase the number of Shares so allotted to him, upon such terms and conditions, consistent with the provisions of the Plan, as the Committee may specify. Each such person shall have a reasonable period of time, to be fixed by the Committee, within which to accept or reject the proffered Option. Failure to accept within the period so fixed may be treated as a rejection.

(c) Each person who accepts an Option offered to him shall enter into an Agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, whereupon such person shall become a participant in the Plan. In the event a person is granted both one or more Incentive Options and one or more Nonqualified Options, such grants shall be evidenced by separate Agreements, one for each Incentive Option grant and one for each Nonqualified Option grant. The date on which the Committee completes all action constituting an offer of an Option to a person, including the specification of the number of Shares to be subject to the Option, shall constitute the date on which the Option covered by such Agreement is granted. In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual signing of the Agreement by the Company and the Optionee.

(d) Each Agreement that includes SARs in addition to an Option shall comply with the provisions of Section 7 of the Plan.

Section 7.	Grant of SARs

The Committee may from time to time grant SARs in conjunction with all or any portion of any Option either (i) at the time of the initial Option grant (not including any subsequent modification that may be treated as a new grant of an Incentive Option for purposes of Section 424(h) of the Code) or (ii) with respect to Nonqualified Options, at any time after the initial Option grant while the Nonqualified Option is still outstanding. SARs shall not be granted other than in conjunction with an Option granted hereunder.

SARs granted hereunder shall comply with the following conditions and also with the terms of the Agreement governing the Option in conjunction with which they are granted:

(a) The SAR shall expire no later than the expiration of the underlying Option.

(b) Upon the exercise of an SAR, the Optionee shall be entitled to receive payment equal to the excess of the aggregate Fair Market Value of the Shares with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such Shares as provided in the related Option. Payment may be made in Shares, valued at their Fair Market Value on the date of exercise, or in cash, or partly in Shares and partly in cash, as determined by the Committee in its sole and absolute discretion.

(c) SARs shall be exercisable (i) only at such time or times and only to the extent that the Option to which they relate shall be exercisable, (ii) only when the Fair Market Value of the Shares subject to the related Option exceeds the purchase price of the Shares as provided in the related Option, and (iii) only upon surrender of the related Option or any portion thereof with respect to the Shares for which the SARs are then being exercised.

(d) Upon exercise of an SAR, a corresponding number of Shares subject to option under the related Option shall be canceled. Such canceled Shares shall be charged against the Shares reserved for the Plan, as provided in Section 4 of the Plan, as if the Option had been exercised to such extent and shall not be available for future Option grants or Restricted Stock awards hereunder.

Section 8.  Option Price

The option price for each Share covered by an Incentive Option shall not be less than the greater of (a) the par value of such Share or (b) the Fair Market Value of such Share at the time such Option is granted. The option price for each Share covered by a Nonqualified Option shall not be less than the greater of (a) the par value of such Share or (b) 100 percent of the Fair Market Value of such Share at the time the Option is granted. Notwithstanding the two immediately preceding sentences, if the Company or an Affiliate agrees to substitute a new Option under the Plan for an old Option, or to assume an old Option, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation (any of such events being referred to herein as a “Corporate Transaction”), the option price of the Shares covered by each such new Option or assumed Option may be other than the Fair Market Value of the Shares at the time the Option is granted as determined by reference to a formula, established at the time of the Corporate Transaction, which will give effect to such substitution or assumption; provided, however, in no event shall:

(a) the excess of the aggregate Fair Market Value of the Shares subject to the Option immediately after the substitution or assumption over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the Option immediately prior to the substitution or assumption over the aggregate option price of such Shares;

(b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Optionee additional benefits that he would not have under the old Option; or

(c) the ratio of the option price to the Fair Market Value of the stock subject to the Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Option immediately prior to such substitution or assumption, on a Share by Share basis.

Notwithstanding the above, the provisions of this Section 8 with respect to the option price in the event of a Corporate Transaction shall, in the case of an Incentive Option, be subject to the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder. In the case of an Incentive Option, in the event of a conflict between the terms of this Section 8 and the above cited statute, regulations and rulings, or in the event of an omission in this Section 8 of a provision required by said laws, the latter shall control in all respects and are hereby incorporated herein by reference as if set out at length.

Section 9.  Option Period and Terms of Exercise

(a) Each Option shall be exercisable during such period of time as the Committee may specify, but in no event for longer than 10 years from the date when the Option is granted; provided, however, that

(i) All rights to exercise an Option and any SARs that relate to such Option shall, subject to the provisions of subsection (c) of this Section 9, terminate one year after the date the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason other than death, becoming disabled (within the meaning of Section 22(e)(3) of the Code) or Retirement, except that, in the event of the termination of employment of the Optionee on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or its Affiliates, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes. Employment shall not be deemed to have ceased by reason of the transfer of employment, without interruption of service, between or among the Company and any of its Affiliates.

(ii) If the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, by reason of his death, becoming disabled (within the meaning of Section 22(e)(3) of the Code) or Retirement, all rights to exercise such Option and any SARs that relate to such Option shall, subject to the provisions of subsection (c) of this Section 9, terminate five years thereafter.

(b) If an Option is granted with a term shorter than 10 years, the Committee may extend the term of the Option and any SARs that relate to such Option, but for not more than 10 years from the date when the Option was originally granted.

(c) In no event may an Option or any SARs that relate to such Option be exercised after the expiration of the term thereof.

Section 10.  Transferability of Options and SARs

Except as provided in this Section 10, no Option or any SARs that relate to an Option shall be (i) transferable otherwise than by will or the laws of descent and distribution, or (ii) exercisable during the lifetime of the Optionee by anyone other than the Optionee. A Nonqualified Option granted to an Optionee, and any SARs that relate to such Nonqualified Option, may be transferred by such Optionee to a permitted transferee (as defined below), provided that (i) there is no consideration for such transfer (other than receipt by the Optionee of interests in an entity that is a permitted transferee); (ii) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option or SARs; (iii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the permitted transferee and the relationship of the permitted transferee to the Optionee; and (iv) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. A permitted transferee may not further assign or transfer any such transferred Nonqualified Option or any SARs that relate to such Nonqualified Option otherwise than by will or the laws of descent and distribution. Following the transfer of an Nonqualified Option and any SARs that relate to such Nonqualified Option to a permitted transferee, such Nonqualified Option and SARs shall continue to be subject to the same terms and conditions that applied to them prior to their transfer by the Optionee, except that they shall be exercisable by the permitted transferee to whom such transfer was made rather than by the transferring Optionee. For the purposes of the Plan, the term “permitted transferee” means, with respect to an Optionee, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Optionee, including adoptive relationships, (ii) any person sharing the Optionee’s household (other than a tenant or an employee), (iii) a trust in which the persons described in clauses (i) and (ii) above have more than fifty percent of the beneficial interest, (iv) a foundation in which the Optionee and/or persons described in clauses (i) and (ii) above control the management of assets, and (v) any other entity in which the Optionee and/or persons described in clauses (i) and (ii) above own more than fifty percent of the voting interests.

Section 11.  Exercise of Options and SARs

(a) In the event of an Optionee’s death, any then exercisable portion of an Option that has been granted to such Optionee, and any SARs that relate to such Option, may be exercised, within the period ending with the earlier of the fifth anniversary of the date of the Optionee’s death or the date of the termination of such Option, by the duly authorized representative of the deceased Optionee’s estate or the permitted transferee to whom such Option and SARs have been transferred.

(b) At any time, and from time to time, during the period when any Option and any SARs that relate to such Option, or a portion thereof, are exercisable, such Option or SARs, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option or SAR that is partially exercised to be so exercised with respect to at least a stated minimum number of Shares.

(c) Each exercise of an Option, or a portion thereof, shall be evidenced by a notice in writing to the Company accompanied by payment in full of the option price of the Shares then being purchased. Payment in full shall mean payment of the full amount due: (i) in cash, (ii) by certified check or cashier’s check, (iii) with Shares owned by the exercising Optionee or permitted transferee having a Fair Market Value at least equal to the aggregate option price payable in connection with such exercise, but only to the extent that such Shares are “mature” as determined by the Corporation in accordance with generally accepted accounting principles, or (iv) by any combination of clauses (i) through (iii). If the exercising Optionee or permitted transferee chooses to remit Shares in payment of all or any portion of the option price, then (for purposes of payment of the option price) those Shares shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date the exercising Optionee or permitted transferee exercises such Option.

Notwithstanding anything contained herein to the contrary, at the request of an exercising Optionee or permitted transferee and to the extent permitted by applicable law, the Committee shall approve arrangements with a brokerage firm or firms under which any such brokerage firm shall, on behalf of the exercising Optionee or permitted transferee, make payment in full to the Company of the option price of the Shares then being purchased, and the Company, pursuant to an irrevocable notice in writing from the exercising Optionee or permitted transferee, shall make prompt delivery of one or more certificates for the appropriate number of Shares to such brokerage firm. Payment in full for purposes of the immediately preceding sentence shall mean payment of the full amount due, either in cash or by certified check or cashier’s check.

(d) Each exercise of SARs, or a portion thereof, shall be evidenced by a notice in writing to the Company.

(e) No Shares shall be issued upon exercise of an Option until full payment therefor has been made, and an exercising Optionee or permitted transferee shall have none of the rights of a shareholder until Shares are issued to him.

(f) Nothing herein or in any Agreement shall require the Company to issue any Shares upon exercise of an Option or SAR if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Upon the exercise of an Option or SAR (as a result of which the exercising Optionee or permitted transferee receives Shares), or portion thereof, the exercising Optionee or permitted transferee shall give to the Company satisfactory evidence that he is acquiring such Shares for the purposes of investment only and not with a view to their distribution; provided, however, if or to the extent that the Shares delivered to the exercising Optionee or permitted transferee shall be included in a registration statement filed by the Company under the Securities Act, such investment representation shall be abrogated.

Section 12.  Delivery of Stock Certificates

As promptly as may be practicable after an Option or SAR (as a result of the exercise of which the exercising Optionee or permitted transferee receives Shares), or a portion thereof, has been exercised as hereinabove provided, the Company shall make delivery of one or more certificates for the appropriate number of Shares. In the event that an Optionee exercises both (i) an Incentive Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, and (ii) a Nonqualified Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, separate stock certificates shall be issued, one for the Shares subject to the Incentive Option and one for the Shares subject to the Nonqualified Option.

Section 13.  Changes in Company’s Shares and Certain Corporate Transactions

If at any time while the Plan is in effect there shall be any increase or decrease in the number of issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a stock dividend or through any recapitalization or merger or otherwise in which the Company is the surviving corporation, resulting in a stock split-up, combination or exchange of Shares of the Company, then and in each such event:

(a) An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded as Restricted Stock under the Plan, to the end that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

(b) Appropriate adjustment shall be made in the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted and then outstanding, to the end that the same proportion of the Company’s issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate option price; and

(c) In the case of Incentive Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder.

Except as is otherwise expressly provided herein, the issue by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options granted under the Plan. Furthermore, the presence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities or preferred stock that would rank above the Shares subject to outstanding Options granted under the Plan; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Section 14.  Effective Date

The Plan was originally adopted by the Board on January 28, 1992, and approved by the stockholders of the Company on April 28, 1992. The Plan was amended and restated on December 10, 1996, and was approved by the stockholders of the Company on April 22, 1997. The Plan was amended and restated on February 1, 2000, and was approved by the stockholders of the Company on April 25, 2000. The Plan as amended and restated through January 29, 2002, was approved and adopted by the Board on January 29, 2002, to be effective as of that date. The Plan was amended by the Board on January 27, 2003, and was approved by the stockholders of the Company on April 29, 2003. The Plan was amended by the Board on July 22, 2003, to be effective as of that date. The Plan was amended by the Board on April 25, 2005, to be effective as of that date. The Plan was amended by the Board on March 3, 2007, and was approved by the stockholders of the Company on April 24, 2007.

Section 15.  Amendment, Suspension or Termination

The Board may at any time amend, suspend or terminate the Plan; provided, however, that after the shareholders have approved and ratified the Plan in accordance with Section 14 of the Plan, the Board may not, without approval of the shareholders of the Company, amend the Plan so as to (a) increase the maximum number of Shares subject thereto, as specified in Sections 4(a) and 13 of the Plan, (b) reduce the option price for Shares covered by Options granted hereunder below the price specified in Section 8 of the Plan or (c) permit the “repricing” of Options and any SARs that relate to such new Options in contravention of Section 18 of the Plan; and provided further, that the Board may not modify, impair or cancel any outstanding Option or SAR that relates to such Option, or the restrictions, terms or conditions applicable to Shares of Restricted Stock, without the consent of the holder thereof.

Section 16.  Requirements of Law

Notwithstanding anything contained herein or in any Agreement to the contrary, the Company shall not be required to sell or issue Shares under any Option or SAR if the issuance thereof would constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance of Shares upon exercise of an Option or SAR, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

Section 17.  Incentive Options

The Committee may, in its sole and absolute discretion, designate any Option granted under the Plan as an Incentive Option intended to qualify under Section 422(b) of the Code. Any provision of the Plan to the contrary notwithstanding, (a) no Incentive Option shall be granted to any person who, at the time such Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the option price under such Incentive Option is at least 110 percent of the Fair Market Value of the Shares subject to the Incentive Option at the date of its grant and such Incentive Option is not exercisable after the expiration of five years from the date of its grant; and (b) the aggregate Fair Market Value of the

Shares subject to an Incentive Option and the aggregate Fair Market Value of the shares of stock of the Company or any Affiliate (or a predecessor corporation of the Company or an Affiliate) subject to any other incentive stock option (within the meaning of Section 422(b) of the Code) of the Company and its Affiliates (or a predecessor corporation of any such corporation), that may become first exercisable in any calendar year, shall not (with respect to any Optionee) exceed $100,000, determined as of the date the Incentive Option is granted.

Section 18.  Modification of Options and SARs

Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options and any SARs that relate to such Options granted under the Plan. The Committee shall not have authority to accept the surrender or cancellation of any Options and any SARs that relate to such Options outstanding hereunder (to the extent not theretofore exercised) and grant new Options and any SARs that relate to such new Options hereunder in substitution therefor (to the extent not theretofore exercised) at an Option Price that is less than the Option Price of the Options surrendered or canceled. Notwithstanding the foregoing provisions of this Section 18, no modification of an outstanding Option and any SARs that relate to such Option granted hereunder shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option and any SARs that relate to such Option theretofore granted hereunder to such Optionee, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Section 422(b) of the Code.

Section 19.	Agreement Provisions

(a) Each Agreement shall contain such provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and any SARs that relate to such Option and the transfer of shares thereby acquired) as the Committee shall deem advisable. Each Agreement relating to an Option shall identify the Option evidenced thereby as an Incentive Option or Nonqualified Option, as the case may be. Incentive Options and Nonqualified Options may not both be covered by a single Agreement. Each such Agreement relating to Incentive Options shall contain such limitations and restrictions upon the exercise of the Incentive Option as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in Section 422(b) of the Code.

(b) Each Agreement shall recite that it is subject to the Plan and that the Plan shall govern where there is any inconsistency between the Plan and the Agreement.

(c) Each Agreement shall contain a covenant by the Optionee, in such form as the Committee may require in its discretion, that he consents to and will take whatever affirmative actions are required, in the opinion of the Committee, to enable the Company or appropriate Affiliate to satisfy its Federal income tax and FICA and any applicable state and local withholding obligations incurred as a result of such Optionee’s (or his permitted transferee’s) exercise of an Option granted to such Optionee or any SARs that relate to such Option. Upon the exercise of an Option or SARs requiring tax withholding, an exercising Optionee or permitted transferee may (i) direct the Company to withhold from the Shares to be issued to the exercising Optionee or permitted transferee the number of Shares (based upon the aggregate Fair Market Value of the Shares at the date of exercise) necessary to satisfy the Company’s obligation to withhold taxes, (ii) deliver to the Company sufficient Shares (based upon the aggregate Fair Market Value of the Shares at the date of exercise) to satisfy the Company’s tax withholding obligations, (iii) deliver sufficient cash to the Company to satisfy the Company’s tax withholding obligations, or (iv) any combination of clauses (i) through (iii). In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any Shares withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Optionee to whom the Option and SARs in question were granted shall pay (or cause the permitted transferee to whom such Option and SARs were transferred to pay) to the Company, immediately upon the Committee’s request, the amount of that deficiency.

(d) Each Agreement relating to an Incentive Option shall contain a covenant by the Optionee immediately to notify the Company in writing of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of Shares received upon the exercise of an Incentive Option.

Section 20.  Restricted Stock

(a) The Committee may from time to time, in its sole and absolute discretion, award Shares of Restricted Stock to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive awards of Restricted Stock. Any award of Restricted Stock shall be made from Shares subject hereto as provided in Section 4 of the Plan.

(b) A Share of Restricted Stock shall be subject to such restrictions, terms and conditions, including forfeitures, if any, as may be determined by the Committee, which may include, without limitation, the rendition of services to the Company or its Affiliates for a specified time or the achievement of specific goals, and to the further restriction that no such Share may be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied. Each recipient of an award of Restricted Stock shall enter into an Agreement with the Company, in such form as the Committee shall prescribe, setting forth the restrictions, terms and conditions of such award, whereupon such recipient shall become a participant in the Plan.

If a person is awarded Shares of Restricted Stock, whether or not escrowed as provided below, the person shall be the record owner of such Shares and shall have all the rights of a shareholder with respect to such Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of such shares dated          ,          .

In order to enforce the restrictions, terms and conditions that may be applicable to a person’s Shares of Restricted Stock, the Committee may require the person, upon the receipt of a certificate or certificates representing such Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as by the Committee shall prescribe.

After the satisfaction of the restrictions, terms and conditions set by the Committee at the time of an award of Restricted Stock to a person, a new certificate, without the legend set forth above, for the number of Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the person.

If a person to whom Restricted Stock has been awarded dies after satisfaction of the restrictions, terms and conditions for the payment of all or a portion of the award but prior to the actual payment of all or such portion thereof, such payment shall be made to the person’s beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the person.

The Committee shall have the authority (and the Agreement evidencing an award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to a person hereunder on such terms and conditions as the Committee may deem appropriate.

(c) Without limiting the provisions of the first paragraph of subsection (b) of this Section 20, if a person to whom Restricted Stock has been awarded ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason, prior to the satisfaction of any terms and conditions of an award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the person and transferred to, and reacquired by, the Company or an Affiliate at no cost to the Company or the Affiliate; provided, however, if the cessation is due to the person’s death, disability or Retirement, the Committee may, in its sole and absolute discretion, deem that the terms and conditions have been met for all or part of such remaining portion. In the event of such forfeiture, the person, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

(d) In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that payment of Restricted Stock shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger.

Section 21.	General

(a) The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general corporate purposes.

(b) Nothing contained in the Plan or in any Agreement shall confer upon any Optionee or recipient of Restricted Stock the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his employment at any time, with or without cause.

(c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Option and any SARs that relate to such Option granted hereunder or any Restricted Stock awarded hereunder; and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors’ and officers’ liability or similar insurance coverage that may be in effect from time to time.

(d) Any payment of cash or any issuance or transfer of Shares to an exercising Optionee or permitted transferee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require an exercising Optionee or permitted transferee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

(e) Neither the Committee, the Board nor the Company guarantees the Shares from loss or depreciation.

(f) All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.

(g) Records of the Company and its Affiliates regarding a person’s period of employment, termination of employment and the reason therefor, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

(h) Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board. Any action required of the Committee shall be by resolution of the Committee or by a person authorized to act by resolution of the Committee.

(i) If any provision of the Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such Agreement, as the case may be, but such provision shall be fully severable and the Plan or such Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

(j) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company, an Optionee or a recipient of Restricted Stock may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee and recipient of Restricted Stock shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the Shares to which such notice relates.

(k) Any person entitled to notice hereunder may waive such notice.

(l) The Plan shall be binding upon the Optionee or recipient of Restricted Stock, his heirs, legatees, distributees, legal representatives and permitted transferees, upon the Company, its successors and assigns, and upon the Committee, and its successors.

(m) The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in the construction of the provisions hereof.

(n) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal law.

(o) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

Section 22.	UK Sub-Plan

Any provision of this Plan to the contrary notwithstanding, the Committee may grant to the employees of the Company or one of its Affiliates whose compensation from the Company or such Affiliate is subject to taxation under the laws of the United Kingdom Options which (i) will terminate one year after the Optionee’s death, (ii) cannot be transferred to a permitted transferee pursuant to the provisions of Section 10, (iii) cannot be exercised using a means of payment other than cash or a certified check or cashier’s check, and (iv) will not be adjusted pursuant to Section 13 without the approval of the Board of Inland Revenue of the United Kingdom.

NOBLE ENERGY, INC.
ANNUAL MEETING OF STOCKHOLDERS
April 24, 2007
9:30 a.m. Central Time
Noble Energy, Inc.
100 Glenborough Drive
Suite 100
Houston, Texas 77067

Noble Energy, Inc.
100 Glenborough Drive, Suite 100
Houston, Texas 77067	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 24, 2007.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3 and “AGAINST” Item 4.

By signing the proxy, you revoke all prior proxies and appoint Charles D. Davidson and Chris Tong, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

There are three ways to vote your Proxy	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
• Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 23, 2007.
• Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/nbl/ — QUICK ««« EASY ««« IMMEDIATE
• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 23, 2007.

•   Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Noble Energy, Inc., c/o Shareowner Services SM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3 and AGAINST Item 4.

1.	Election of directors:	01 Jeffrey L. Berenson	05 Thomas J. Edelman	☐	Vote FOR		☐	Vote WITHHELD
		02 Michael A. Cawley	06 Kirby L. Hedrick		all nominees			from all nominees
		03 Edward F. Cox	07 Bruce A. Smith		(except as marked)
		04 Charles D. Davidson	08 William T. Van Kleef

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò Please fold here ò

2.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent auditor.			☐	For	☐	Against	☐	Abstain

3.	Proposal to approve an amendment to the Company’s 1992 Stock Option and Restricted Stock Plan to increase the number of shares of common stock authorized for issuance under the 1992 Plan from 18,500,000 to 22,000,000.			☐	For	☐	Against	☐	Abstain

4.	Stockholder proposal that the Board of Directors revise the Corporate Governance Guidelines of the Company to establish a policy of separating the positions of Chairman of the Board of Directors and Chief Executive Officer so that the Chairman of the Board of Directors will be an independent member of the Board, except in explicitly spelled out extraordinary circumstances.			☐	For	☐	Against	☐	Abstain

5.	In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.

Address Change? Mark Box ☐ Indicate changes below:					Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.